                                                                   EXHIBIT 10.2.






                                 LEASE AGREEMENT

                           DATED AS OF JUNE ___, 1997

                                     BETWEEN

                      INNKEEPERS SUMMERFIELD GENERAL, L.P.

                                    AS LESSOR

                                       AND

                     SUMMERFIELD SUITES LEASE COMPANY, L.P.

                                    AS LESSEE

                             IN CONNECTION WITH THE

                     _____________ SUMMERFIELD SUITES HOTEL

                                TABLE OF CONTENTS

ARTICLE 1........................................................................1
    1.1. Leased Property.........................................................1
    1.2. Term....................................................................2
    1.3. Initial Transition......................................................4
ARTICLE 2........................................................................4
         2.1. Definitions........................................................4
ARTICLE 3.......................................................................16
    3.1. Rent...................................................................16
    3.2. Confirmation of Percentage Rent........................................20
    3.3. Additional Charges.....................................................21
    3.4. No Set Off.............................................................22
    3.5. Annual Budget..........................................................22
    3.6. Books and Records......................................................25
    3.7. Performance Failures...................................................25
    3.8. Changes in Operations..................................................29
ARTICLE 4.......................................................................29
    4.1. Payment of Impositions.................................................29
    4.2. Notice of Impositions..................................................30
    4.3. Adjustment of Impositions..............................................31
    4.4. Utility Charges........................................................31
ARTICLE 5.......................................................................31
    5.1. No Termination, Abatement, etc.........................................31
ARTICLE 6.......................................................................32
    6.1. Ownership of the Leased Property.......................................32
    6.2. Lessee's Personal Property.............................................32
    6.3. Lessor's Lien..........................................................32
ARTICLE 7.......................................................................33
    7.1. Condition of the Leased Property.......................................33
    7.2. Use of the Leased Property.............................................34
ARTICLE 8.......................................................................36
    8.1. Compliance with Legal and Insurance Requirements, etc..................36
    8.2. Legal Requirement Covenants............................................36
    8.3. Environmental Covenants................................................37
ARTICLE 9.......................................................................40
    9.1. Maintenance and Repair; Capital Expenditures...........................40
    9.2. Encroachments, Restrictions, Etc.......................................41
ARTICLE 10......................................................................42
    10.1. Alterations...........................................................42
    10.2. Salvage...............................................................43
    10.3. Lessor Alterations....................................................43
ARTICLE 11......................................................................43
    11.1. Liens.................................................................43
ARTICLE 12......................................................................44
    12.1. Permitted Contests....................................................44
ARTICLE 13......................................................................45
    13.1. General Insurance Requirements........................................45
    13.2. Replacement Cost......................................................47

    13.3. (Intentionally omitted)...............................................47
    13.4. Waiver of Subrogation.................................................47
    13.5. Form Satisfactory, etc................................................48
    13.6. Increase in Limits....................................................48
    13.7. Blanket Policy........................................................48
    13.8. Separate Insurance....................................................49
    13.9. Reports On Insurance Claims...........................................49
ARTICLE 14......................................................................49
    14.1. Insurance Proceeds....................................................49
    14.2. Reconstruction in the Event of Damage or Destruction Covered by
          Insurance.............................................................50
    14.3. Reconstruction in the Event of Damage or Destruction Not Covered
          by Insurance or When Holder Will Not Release Insurance Proceeds.......51
    14.4. Lessee's Property and Business Interruption Insurance.................51
    14.5. Abatement of Rent.....................................................51
ARTICLE 15......................................................................52
    15.1. Definition............................................................52
    15.2. Parties' Rights and Obligations.......................................52
    15.3. Total Taking..........................................................52
    15.4. Allocation of Award...................................................53
    15.5. Partial Taking........................................................53
    15.6. Temporary Taking......................................................54
ARTICLE 16......................................................................54
    16.1. Events of Default.....................................................54
    16.2. Remedies..............................................................56
    16.3. Waiver................................................................58
    16.4. Application of Funds..................................................58
ARTICLE 17......................................................................58
    17.1. Lessor's Right to Cure Lessee's Default...............................58
ARTICLE 18......................................................................59
    18.1. Personal Property Limitation..........................................59
    18.2. Sublease Rent Limitation..............................................59
    18.3. Sublease Lessee Limitation............................................60
    18.4. Lessee Ownership Limitation...........................................60
    18.5. Director, Officer and Employee Limitation.............................60
ARTICLE 19......................................................................61
    19.1. Holding Over..........................................................61
ARTICLE 20......................................................................61
    20.1. Indemnification.......................................................61
ARTICLE 21......................................................................62
    21.1. Subletting and Assignment.............................................62
    21.2. Attornment............................................................63
    21.3. Management Agreement..................................................63
ARTICLE 22......................................................................64
    22.1. Officer's Certificates; Financial Statements; Lessor's Estoppel
          Certificates and Covenants............................................64
ARTICLE 23......................................................................67
    23.1. Regular Meetings; Lessor's Right to Inspect...........................67
ARTICLE 24......................................................................68

    24.1. No Waiver.............................................................68
ARTICLE 25......................................................................68
    25.1. Remedies Cumulative...................................................68
ARTICLE 26......................................................................68
    26.1. Acceptance of Surrender...............................................68
ARTICLE 27......................................................................69
    27.1. No Merger of Title....................................................69
ARTICLE 28......................................................................69
    28.1. Conveyance by Lessor..................................................69
    28.2. Lessor May Grant Liens................................................69
ARTICLE 29......................................................................72
    29.1. Quiet Enjoyment.......................................................72
ARTICLE 30......................................................................72
    30.1. Notices...............................................................72
ARTICLE 31......................................................................73
    31.1. Appraisers............................................................73
ARTICLE 32......................................................................74
    32.1. Lessee's Right to Cure................................................74
ARTICLE 33......................................................................74
    33.1. Miscellaneous.........................................................74
    33.2. Transition Procedures.................................................75
    33.3. Waiver of Presentment, etc............................................76
    33.4. Standard of Discretion................................................77
    33.5. Action for Damages....................................................77
    33.6. Lease Assumption in Bankruptcy Proceeding.............................77
    33.7. Intra-Family Transfers................................................77
ARTICLE 34......................................................................78
    34.1. Memorandum of Lease...................................................78
ARTICLE 35......................................................................78
ARTICLE 36......................................................................78
    36.1. Lessor's Option to Terminate Lease; Lessee's Limited Rights
          of First Offer........................................................78
ARTICLE 37......................................................................81
    37.1. Compliance with Franchise Agreement...................................81
ARTICLE 38......................................................................82
    38.1. Capital Expenditures..................................................82
ARTICLE 39......................................................................83
    39.1. Lessor's Default......................................................83
ARTICLE 40......................................................................84
    40.1. Arbitration...........................................................84

    40.2. Alternative Arbitration...............................................84
    40.3. Arbitration Procedures................................................84

                                LIST OF EXHIBITS

         Exhibit A  -  Property Description

         Exhibit B  -  Other Properties

         Exhibit C  -  Percentage Rent Formula

         Exhibit D  -  Room Revenues


                                LIST OF SCHEDULES

         Schedule 9.1(b) - Required Capital Improvements (5/10/15 Re-do)

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter called "Lease"), made as of the ________ day of June, 1997, by and between INNKEEPERS SUMMERFIELD GENERAL, L.P., a Virginia limited partnership (hereinafter called "Lessor"), and SUMMERFIELD SUITES LEASE COMPANY, L.P., a Kansas limited partnership (hereinafter called "Lessee"), provides as follows.

                              W I T N E S S E T H:

         Contemporaneously with the execution hereof, Lessor or its Affiliates acquired (i) the Leased Property (as hereinafter defined)and certain Other Properties, and (ii) Lessor is entering with Lessee into the Other Leases; and

         Lessor and Lessee now wish to enter into this Lease.

         NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.

                                     ARTICLE
                                        1

         1.1. Leased Property.

                  The leased property (the "Leased Property") is comprised of Lessor's interest in the following:

                  (a) the land described in Exhibit "A" attached hereto and by reference incorporated herein (the "Land");

                  (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

                  (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

                  (d) all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the

Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

                  (e) all furniture and furnishings and all other items of personal property (excluding Inventory and personal property owned by Lessee) located on, and used in connection with, the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto; and

                  (f) all existing leases of the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto).

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

         1.2. Term.

                  (a) The term of the Lease (the "Term") shall commence on the date hereof (the "Commencement Date") and shall end on the fifteenth anniversary of the last day of the Accounting Period in which the Commencement Date occurs, unless sooner terminated in accordance with the provisions hereof. Lessor and Lessee acknowledge that the Commencement Date is the date of Lessor's acquisition of the Leased Property.

                  (b) Lessee may elect to extend this Lease for two (2) consecutive periods of seven and one-half years (each, a "Renewal Term") by providing written Notice (a "Renewal Notice") to Lessor no sooner than thirty
(30) months and no later than twenty four (24) months prior to the end of the Term or the Renewal Term, as applicable. A Renewal Notice, if given, shall be irrevocable, but it shall not preclude Lessor from exercising any of its rights to terminate this Lease in accordance with the provisions hereof. Lessee acknowledges that Lessor will rely on any Renewal Notice received from Lessee and not pursue opportunities to select another lessee for the Facility and will be materially damaged if Lessee fails subsequently to act as lessee for the applicable Renewal Term for any reason other than Lessor's termination of the Lease in accordance herewith. No Renewal Notice may be given or shall be effective if an Event of Default shall have occurred and, if curable hereunder, shall not have been cured.

                  The terms of the Lease during a Renewal Term shall be the same as the terms hereof, except with respect to the amount of Base Rent payable in each Lease Year of the Renewal Term and the dollar amounts used in the formula set forth on Exhibit C with respect to the calculation of Percentage Rent, all of which shall be modified to reflect the then-current market rates for comparable leases, as shall be determined (each, a "Determination" and together, the "Determinations") by agreement of the parties or, if the parties cannot agree before the date which is six (6) months before the end of the then-current Term or Renewal Term, as applicable (the "Third Party Date"), by one or more third parties, as follows. If the parties have not agreed on the Determinations by the Third Party Date, the parties shall, within five (5) days thereafter, select a mutually acceptable third-party to make the Determinations. If the parties have not agreed on a mutually acceptable third-party within five (5) days after the Third-Party Date, the parties shall, within ten (10) days after the Third-Party Date, designate in a written Notice delivered to the other party a third-party to make the Determinations. If a party fails to so designate a third-party within such ten (10) day period, the third party designated by the other party shall make the Determinations hereunder and both parties shall be bound thereby. If the parties each designate third-parties within such ten (10) day period, the two third- parties so designated shall select a third third-party within twenty-five (25) days after the Third-Party Date. Each of the third-parties so designated shall submit Determinations hereunder within sixty
(60) days after the Third-Party Date. For each Determination, the average of the two closest amounts submitted by the three third-parties shall become the amount deemed included in the Lease commencing at the beginning of the applicable Renewal Term.

                  Determinations made by third-parties shall be such third-parties' estimates of the terms that would be agreed upon by a willing lessor and a willing lessee, which are unaffiliated, and with each having knowledge of the applicable business, hotel product and market, and this Lease. In making the Determinations, the third-parties shall consider similar or analogous terms in other comparable leases or documents entered into or in effect at the time between parties that are not Affiliates ("Unaffiliated Leases"). Unaffiliated Leases shall include, without limitation, any lease (a) between parties with respect to which Jeffrey H. Fisher is not a director and/or executive officer of both and (b) if the lessee and lessor or their parent companies each are registered, or have registered securities, under the federal Securities Act of 1933 or Securities Exchange Act of 1934, each as amended.

         1.3. Initial Transition.

                  Simultaneously with the execution of this Lease, (i) an Affiliate of Lessee has agreed to deliver to Lessee, in immediately available funds, a sum equal to the amount of all deposits, prepaid revenue and similar accounts existing at or with respect to the Leased Property as of the Commencement Date, and in consideration of entering into this Lease, Lessee shall be entitled to retain all such cash and other accounts for its own use and
(ii) Lessee shall acquire for fair market value from Lessor or the contributor of the Leased Property to Lessor all of the Inventory existing at the Leased Property.

                                     ARTICLE
                                        2

         2.1. Definitions.

                  For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Lease have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, (c) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

         Accounting Period: The four (4) week periods commencing on a Saturday and ending on a Friday designated by Lessee as the fiscal periods of the Facility, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Lessee's accounting system to the calendar. Each Lease Year shall contain thirteen (13) consecutive Accounting Periods and shall end on the Friday closest to December 31st of such Lease Year.

         Additional Charge(s): As defined in Section 3.3.

         Affiliate: The term "Affiliate" of a Person shall mean (a) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, ten percent or more of the outstanding capital stock, shares or equity interests of such Person, or (c) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise.

         Annual Budget: As used in this Lease, the term "Annual Budget" shall mean an Operating Budget and a Capital Budget prepared by Lessee and approved by Lessor in accordance with Section 3.5.

         Award: As defined in Section 15.1(c).

         Base Rate: The prime rate (or base rate) reported in the Money Rates column or comparable section of The Wall Street Journal, Eastern Edition, as the rate then in effect for corporate loans at large U.S. money center commercial banks, whether or not such rate has actually been charged by any such bank. If no such rate is reported in The Wall Street Journal, Eastern Edition or if such rate is discontinued, then Base Rate shall mean such other successor or comparable rate as Lessor may reasonably designate.

         Base Rent: As defined in Article 3.

         Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of Palm Beach, Florida, or in the municipality wherein the Leased Property is located are closed.

         Capital Budget: As defined in Section 3.5.

         Capital Expenditures: Amounts advanced to pay the costs of Capital Improvements.

         Capital Expenditures Allowance: As defined in Article 38.

         Capital Impositions: Taxes, assessments or similar charges imposed upon or levied against the Leased Property for the costs of public improvements, including, without limitation, roads, sidewalks, public lighting fixtures, utility lines, storm sewers drainage facilities, and similar improvements.

         Capital Improvements: Improvements to the Leased Property and replacement or refurbishing of Fixtures and of Furniture and Equipment, all as designated as capital improvements by and determined in accordance with GAAP.

         CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         Code: The Internal Revenue Code of 1986, as amended.

         Commencement Date: As defined in Section 1.2.

         Company: Innkeepers USA Trust, a Maryland real estate investment trust.

         Condemnation, Condemnor: As defined in Section 15.1.

         Consolidated Financials: For any fiscal year or other accounting period for (i) Lessee and (ii) Lessee and Lessee's Affiliates, if any, that lease hotel properties from Lessor or its Affiliates, a balance sheet and statements of operations, partners' capital and cash flow (or, in the case of a corporation, statements of operations, retained earnings and cash flow) for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes to any such yearly statement, all in such detail as may be required by the SEC with respect to filings made by the Company or Lessor, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP and audited annually (and quarterly if required by the SEC) by Coopers & Lybrand L.L.P. or another so-called "Big Six" firm of independent certified public accountants selected by Lessor. Consolidated Financials shall be prepared on the basis of a fiscal year ending on the Friday closest to December 31.

         Consumer Price Index: The "Consumer Price Index" published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Item for Urban Wage Earners and Clerical Workers (1982-1984=100).

         Date of Taking: As defined in Section 15.1(b).

         Emergency Expenditures: Expenditures required to take necessary or appropriate actions to respond to Emergency Situations.

         Emergency Situations: Fire, any other casualty, or any other events, circumstances or conditions which threaten the safety or physical well-being of the Facility's guests or employees or which involve the risk of material property damage or material loss to the Facility.

         Environmental Authority: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

         Environmental Authorization: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

         Environmental Laws: All applicable federal, state, local and foreign laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

         Environmental Liabilities: Any and all actual or potential obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

                  (a) the failure to comply at any time with all Environmental Laws applicable to the Leased Property;

                  (b) the presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

                  (c) a Release or threatened Release of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

                  (d) the identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any other Environmental Law;

                  (e) the presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

                  (f) any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof or any adjoining property.

         Event of Default: As defined in Section 16.1.

         Facility: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

         FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

         Fixtures: As defined in Section 1.1.

         Franchise Agreement: The franchise agreement or license agreement with Summerfield Suites Management Company, L.P., or any other franchisor under which the Facility is operated.

         Furniture and Equipment: The terms "furniture and equipment" shall mean collectively all furniture, furnishings, wall coverings, Fixtures and hotel equipment and systems located at, or used in connection with, the Facility, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens, bars and restaurants, and laundry and dry cleaning facilities, (ii) office equipment, (iii) dining room wagons, materials handling equipment, and cleaning and engineering equipment, (iv) telephone and computerized accounting systems, and (v) vehicles.

         GAAP: Generally accepted accounting principles as are at the time applicable and otherwise consistently applied.

         Government: The United States of America, any city, county, state, district or territory thereof, any foreign nation, any city, county, state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

         Gross Operating Expenses: The term "Gross Operating Expenses" shall have the same meaning as the term "Total Costs and Expenses" contained in the Uniform System and shall include all salaries and employee expenses and payroll taxes (including salaries, wages, bonuses and other compensation of all employees of the Facility, and benefits including life, medical and disability insurance and retirement benefits), expenditures described in Section 9.1, operational supplies, utilities, governmental fees and assessments, food, beverages, laundry service expense, the cost of Inventory, license fees, advertising, marketing, reservation systems and any and all other operating expenses as are reasonably necessary for the proper and efficient operation of the Facility incurred by Lessee in accordance with the provisions hereof (excluding, however, (i) federal, state and municipal excise, sales and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes paid over to federal, state or municipal governments, (ii) the cost of insurance to be provided under Article 13, (iii) Real Estate Taxes and Personal Property Taxes, (iv) payments on any Mortgage or other security instrument on the Facility, and (v) depreciation and amortization; all determined in accordance with GAAP and the Uniform System). No part of Lessee's central office overhead or general or administrative expense (as opposed to that of the Facility) shall be deemed to be a part of Gross Operating Expenses, except the accounting fee, data processing fee and legal fee currently being charged to the Facility as of the date hereof.

         Gross Operating Profit: For any Lease Year, the excess of Gross Revenues over Gross Operating Expenses.

         Gross Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the Facility (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts) whether on a cash basis or credit, paid or collected, determined in accordance with GAAP and the Uniform System, excluding, however: (i) funds furnished by Lessor, (ii) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (iii) gratuities, (iv) proceeds of insurance and condemnation Awards,

(v) proceeds from sales other than sales in the ordinary course of business,
(vi) all loan proceeds from financing or refinancings of the Facility or interests therein or components thereof, (vii) judgments and awards, except any portion thereof arising from normal business operations of the hotel, and (viii) items constituting "allowances" under the Uniform System.

         Hazardous Materials: All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

                  (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

                  (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

                  (c) Toxic substances, as defined in TSCA or in any Environmental Law;

                  (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law;

                  (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos and urea formaldehyde;

                  (f) Asbestos or asbestos containing materials;

                  (g) Urea Formaldehyde foam insulation; and

                  (h) Radon gas.

         Holder: Any holder of a Mortgage, any purchaser of the Leased Property or any portion thereof at a foreclosure sale or any sale in lieu thereof, or any designee of any of the foregoing.

         Impositions: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, occupancy, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or Lessor or Lessee's business conducted upon the Leased Property), assessments (including, without limitation, all private property association assessments and all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon
(a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net or gross revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof.

         Indemnified Party: Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

         Indemnifying Party: Any party obligated to indemnify an Indemnified Party pursuant to any provision of this Lease.

         Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

         Inventory: All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System, including, but not limited to, linens, china, silver, glassware and other non-depreciable personal property, and any property of the type described in Section 1221(1) of the Code.

         Land: As defined in Article 1.

         Lease: This Lease.

         Lease Year: Any thirteen (13) consecutive Accounting Periods ending on the Friday closest to December 31, or any shorter period at the beginning or the end of the Term.

         Lease Master Agreement: That certain Lease Master Agreement of even date herewith relating to this Lease and the Other Leases.

         Leased Improvements: As defined in Article 1.

         Leased Property: As defined in Section 1.1.

         Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use, operation or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations necessary or appropriate to operate the Leased Property for its Primary Intended Use and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances hereafter created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

         Lessee: The Lessee designated on this Lease and its permitted successors and assigns.

         Lessee Indemnified Party: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessee, the officers, directors, stockholders, partners, members, employees, agents and representatives of any of the foregoing Persons and any corporate stockholder, agent, or representative of any of the foregoing Persons, and the respective heirs, personal representatives, successors and assigns of any such officer, director, partner, member, stockholder, employee, agent or representative.

         Lessee's Personal Property: As defined in Section 6.2.

         Lessor: The Lessor designated on this Lease and its respective successors and assigns.

         Lessor Indemnified Party: Lessor, any Affiliate of Lessor, including the Company, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessor, the officers, trustees, directors, stockholders, partners, members, employees, agents and representatives of any of the foregoing Persons and of any stockholder, partner, member, agent, or representative of any of the foregoing Persons, and the respective heirs, personal representatives, successors and assigns of any such officer, trustee, director, partner, member, stockholder, employee, agent or representative.

         Lessor's Audit: An audit by Lessor's independent certified public accountants of the operation of the Leased Property during any Lease Year, which audit may, at Lessor's election, be either a complete audit of the Leased Property's operations or an audit of Room Revenues realized from the operation of the Leased Property during such Lease Year.

         Management Agreement: As defined in Section 21.3.

         Manager: As defined in Section 21.3.

         Market Decline: As defined in Section 3.7(b).

         Mortgage: As defined in Section 28.2.

         Notice: A notice given pursuant to Article 30.

         Officer's Certificate: A certificate of Lessee reasonably acceptable to Lessor, signed by the chief financial officer or another officer duly authorized so to sign by Lessee or a general partner of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

         Operating Budget: As defined in Section 3.5.

         Other Leases: The leases of the Other Properties.

         Other Properties: The properties described on Exhibit B attached hereto, as the same may be amended from time to time pursuant to the provisions of the Lease Master Agreement.

         Overdue Rate: On any date, a rate equal to the Base Rate plus 5% per annum, but in no event greater than the maximum rate then permitted under applicable law.

         Payment Date: Any due date for the payment of any installment of Rent.

         Percentage Rent: As defined in Article 3.

         Performance Failure: A Revenue Performance Shortfall, a Market Decline or a Profit Decline.

         Person: The term "Person" means and includes individuals, corporations, general and limited partnerships, limited liability companies, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and any Government and agencies and political subdivisions thereof.

         Personal Property Taxes: All personal property taxes imposed on the furniture, furnishings or other items of personal property located on, and used in connection with, the operation of the Leased Improvements as a hotel (other than Inventory and other personal property owned by the Lessee), together with all replacements, modifications, alterations and additions thereto.

         Predecessor: Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessor or Lessee pursuant to the provisions of this Lease.

         Primary Intended Use: As defined in Section 7.2(b).

         Proceeding: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

         Profit Decline: As defined in Section 3.7(c).

         RCRA: The Resource Conservation and Recovery Act, as amended.

         Real Estate Taxes: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land and any improvements thereon.

         Release: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

         Rent: Collectively, the Base Rent, Percentage Rent, and Additional Charges.

         Revenue Performance Shortfall: As defined in Section 3.7(a).

         Room Revenues: Gross revenue from the rental of guest rooms, whether to individuals, groups or transients, at the Facility, determined in a manner consistent with the Uniform System and excluding the following:

                  (a) The amount of all credits, bad debt write-off rebates or refunds to customers, guests or patrons; and

                  (b) All sales taxes or any other taxes imposed on the rental of such guest rooms; and

                  (c) any fees collected for amenities including, but not limited to, telephone, laundry, movies or concessions.

                  Lessee agrees that bad-debt expenses will be recorded in a manner which is consistent with the past practice of the current operator of the Facility for bad debt writeoffs.

         SARA: The Superfund Amendments and Reauthorization Act of 1986, as amended.

         SEC: The U.S. Securities and Exchange Commission or any successor agency.

         State: The State or Commonwealth of the United States in which the Leased Property is located.

         STR Reports: Reports compiled by Smith Travel Research which contain historical supply and demand, occupancy, and average rate information for the Facility and hotels with which it competes.

         Subsidiaries: Corporations or other entities in which Lessee owns, directly or indirectly, 50% or more of the voting rights or control, as applicable (individually, a "Subsidiary").

         Taking: A permanent or temporary taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

         Tax Law Change: A change in the Code (including, without limitation, a change in the Treasury regulations promulgated thereunder) or in the judicial or administrative interpretations of the Code, which will permit the Company or a wholly-owned subsidiary of the Company to operate the Facility as a hotel without adversely affecting the Company's qualification for taxation as a real estate investment trust under the applicable provisions of the Code.

         Term: As defined in Section 1.2.

         Termination Fee: As defined in Section 36.1(d).

         TSCA: The Toxic Substances Control Act, as amended.

         Unavoidable Delay: Delay due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, condemnation or other similar causes beyond the reasonable control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the reasonable control of either party hereto unless such lack of funds is caused by the breach of the other party's obligation to perform any obligations of such other party under this Lease.

         Uneconomic for its Primary Intended Use: A state or condition of the Facility such that in the reasonable judgment of Lessor the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, such that Lessor intends to, and shall, cease operation of the Facility.

         Uniform System: Shall mean the Uniform System of Accounts for Hotels (9th Revised Edition, 1996) as published by the Hotel Association of New York City, Inc., as the same may hereafter be revised, and as the same is interpreted and applied by the Lessor's independent certified public accountants in connection with any audit.

         Unsuitable for its Primary Intended Use: A state or condition of the Facility such that in the reasonable judgment of Lessor the Facility (i) cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel comparable in quality and function to that of the Facility prior to the damage or loss and, (ii) notwithstanding the application of insurance proceeds that may occur under Section 14.1, will remain unsuitable for its Primary Intended Use for a period of 90 days or more.

                                     ARTICLE
                                        3


         3.1. Rent.

                  Lessee will pay to Lessor, by wire transfer, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Lessor's address set forth in Article 30 hereof or at such other place or to such other Person as Lessor from time to time may designate in a

Notice, all Base Rent, Percentage Rent and Additional Charges, during the Term, as follows:

                  (a) For the short 1997 Lease Year commencing on the date hereof, the Rent payable in each remaining Accounting Period shall be

                           (i)      (A) the amount of base rent ("Base Rent")
set forth on Exhibit C for such Accounting Period, plus (B) the aggregate amount of Base Rent set forth on Exhibit C for all preceding Accounting Periods in the Lease Year for which Base Rent and Percentage Rent was due less (C) an amount equal to the Base Rent paid for the Lease Year to date; provided, however, that the first payment of Base Rent shall be prorated as to any partial Accounting Period; plus

                           (ii)     Percentage Rent, calculated as set forth in
(c)(ii) below. Rent for each Accounting Period in the 1997 Lease Year shall be paid on or before the fifteenth (15th) day of the next Accounting Period;

                  (b) For the 1998 and all subsequent Lease Years, the Rent payable in each Accounting Period shall equal

                           (i)      (A) the amount of Base Rent set forth on
Exhibit C forsuch Lease Year (subject to increase as set forth in Subparagraph
(d) hereof), divided by (B) thirteen (13) multiplied by (C) the number of Accounting Periods elapsed during the Lease Year, less (D) an amount equal to the Base Rent and Percentage Rent paid for the Lease Year to date, provided, however, that (1) Base Rent shall be prorated as to any Lease Year which is less than thirteen Accounting Periods, and (2) the last payment of Base Rent shall be pro rated as to any partial Accounting Period; plus

                           (ii)     percentage rent ("Percentage Rent"),
calculated by the following formula:

         For any Accounting Period, Percentage Rent shall equal:

                  The amount equal to the Period Revenues Computation (defined below)

                                      less

                  an amount equal to the Base Rent paid for the Lease Year to date (including the amount paid or payable for such Accounting Period under (b)(i) above less

                  an amount equal to the Percentage Rent paid for the Lease Year to date.

                  Base Rent for each Accounting Period during such period of the Term shall be payable in arrears in consecutive installments, on or before the first business day of each subsequent Accounting Period. Percentage Rent for each Accounting Period during such period of the Term shall be paid on or before the fifteenth (15th) day of the next Accounting Period. In no event shall Percentage Rent be less than zero. For purposes of defining the Period Revenues
Computation:

                  (A) "Cumulative Period Portion" shall mean a fraction having as its numerator the total number of Accounting Periods (including partial Accounting Periods) in a Lease Year which have elapsed prior to the Accounting Period in which a payment of Percentage Rent is due, and having as its denominator the total number of Accounting Periods (including partial Accounting Periods) in the Lease Year. For example, the Cumulative Period Portion in a 13-Accounting Period Lease Year for the first Accounting Period Percentage Rent payment due on the 15th day of the second Accounting Period will be 1/13 and for the second Accounting Period Percentage Rent payment due on the tenth day of the third Accounting Period will be 2/13, and such progression shall continue for each successive Accounting Period so that the Cumulative Period Portion for the thirteenth Accounting Period Percentage Rent payment due on the tenth day of the first Accounting Period of the next Lease Year will be 13/13 or 100%.

                  (B) "First Tier Room Revenue Percentage," and "Second Tier Room Revenue Percentage," shall mean the percentages corresponding to each of such terms as set forth on Exhibit C.

                  (C) "Annual Room Revenues Break Point" shall mean the amount of annual Room Revenues corresponding to each of such terms as set forth on Exhibit D.

                  (D) The "Period Revenues Computation" shall be the amount obtained by adding, for the applicable Lease Year, (i) an amount equal to the First Tier Room Revenue Percentage of all year-to-date Room Revenues up to (but not exceeding) the Cumulative Period Portion of the Annual Room Revenues Break Point, and (ii) an amount equal to the Second Tier Room Revenue Percentage of all year-to-date Room Revenues in excess of the Cumulative Period Portion of the Annual Room Revenues Break Point.

                  If the Term begins or ends in the middle of a calendar year, then the number of Accounting Periods falling within the Term during such calendar year shall constitute a separate Lease Year. In that event, the Annual Room Revenues Break Point shall be multiplied by a fraction equal to (x) the number of Accounting Periods (including partial Accounting Periods) in the Lease Year divided by (y) thirteen (13), and the Cumulative Period Portion for each of the Accounting Periods in such Lease Year shall be determined as set forth in the definition of Cumulative Period Portion above.

                  (d) Officer's Certificates. An Officer's Certificate shall be delivered to Lessor with each Percentage Rent payment setting forth the calculation of the Percentage Rent payment for the most recently completed Accounting Period of each Lease Year in the Term. There shall be no reduction in Base Rent regardless of the results of the Period Revenues Computation. Percentage Rent shall be subject to confirmation and adjustment, if applicable, as set forth in Section 3.2.

                  The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date, shall be made not later than sixty (60) days after such expiration or termination date.

                  (e) CPI Adjustments. For each Lease Year during the Term beginning with the Lease Year commencing on or about January 1, 1998, the Base Rent then in effect and the Annual Room Revenues Break Point then included in the Revenues Computation set forth in Section 3.1(b)(ii), shall be increased as follows:

                           (i) For the Lease Year commencing January 1, 1999, and for each Lease Year thereafter during the Term, the Consumer Price Index for the day before the day that the new Lease Year commences (the "Measurement Date") shall be divided by the Consumer Price Index for the day that is twelve months preceding the Measurement Date;

                           (ii) The new Base Rent for the then current Lease Year shall be the product of the Base Rent in effect in the most recently ended Lease Year and the quotient obtained under subparagraph
         (i) above; and

                           (iii) The new Annual Room Revenues Break Point in the Revenues Computation described in Section 3.1(b)(ii) above for the then current Lease Year shall be the product of the Annual Room Revenues Break Point in effect in the most recently ended Lease Year and the quotient obtained in subparagraph (i) above.

                  In no event shall the Base Rent or the Annual Room Revenues Break Point be reduced as a result of any changes in the Consumer Price Index.

                  Adjustments calculated as set forth above in the Base Rent and the Annual Room Revenues Break Point shall be effective on the first day of each Lease Year to which such adjusted amounts apply. If Rent is paid prior to the determination of the amount of any adjustment to Base Rent or the Annual Room Revenues Break Point applicable for such period, whether because of a delay in the publication of the Consumer Price Index for the Measurement Date or because of any other reason, payment adjustments for any shortfall in or overpayment of Rent paid shall be made with the first Base Rent and Percentage Rent payments due after the amount of the adjustments are determined.

                  If (1) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index, or (2) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjusted Base Rent and Annual Room Revenues Break Point hereunder. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistics on the cost of living in various U.S. cities that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

         3.2. CONFIRMATION OF PERCENTAGE RENT.

                  Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with GAAP and the Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain, for at least five (5) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all data necessary to conduct Lessor's Audit and to compute Percentage Rent for the applicable Lease Years. Lessor shall have the right, for a period of two years following each Lease Year, from time to time, by its accountants or representatives, to audit such information in connection with Lessor's Audit, and to examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to complete Lessor's Audit and to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any Lessor's Audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of Lessor's Audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof. If any Lessor's Audit discloses a deficiency in the determination or reporting of Room Revenue which, as finally agreed or determined, exceeds 3%, Lessee shall pay the costs of the portion of Lessor's Audit allocable to the determination of Gross Revenues (the "Revenue Audit"). Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Lessor may disclose such information to prospective lenders, investors and underwriters and to any other persons to whom disclosure is necessary to comply with applicable laws, regulations and government requirements. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease. Any dispute as to the existence or amount of any deficiency in the payment of Percentage Rent as disclosed by Lessor's Audit shall, if not otherwise settled by the parties, be submitted to arbitration pursuant to the provisions of
Section 40.2.

         3.3. Additional Charges.

                  In addition to the Base Rent and Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charge(s)"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. If any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor within ten (10) days of demand, as Additional Charges, an amount equal to the interest computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay the same from monies received from Lessee.

         3.4. No Set Off.

                  Rent shall be paid to Lessor without set off, deduction or counterclaim, subject to Lessee's right to assert any claim or mandatory counterclaim in any action brought by either party under this Lease.

         3.5. Annual Budget.

                  (a) Not later than October 15 of each Lease Year, Lessee shall prepare and submit to Lessor a preliminary Room Revenues budget for the subsequent Lease Year on an Accounting Period basis, together with any assumptions made then-to-date by Lessee, in narrative form, forming the basis of such schedules.

                  (b) Not later than November 15 of each Lease Year, Lessee shall prepare and submit to Lessor an operating budget (the "Operating Budget") and a capital budget (the "Capital Budget") prepared in accordance with the requirements of this Section 3.5 for the subsequent Lease Year. The Operating Budget and the Capital Budget (together, the "Annual Budget") shall be prepared in accordance with the Uniform System to the extent applicable and show by Accounting Period and for the subsequent Lease Year as a whole in the degree of detail specified by the Uniform System for monthly statements, and in accordance with the detail level of monthly financial statements, the following:

                           (i)      Lessee's reasonable estimate of Gross
Revenues, Gross Operating Expenses and Gross Operating Profit (including room rates and Room Revenues) for the forthcoming Lease Year itemized on schedules on an Accounting Period basis as approved by Lessor and Lessee, together with the assumptions, in narrative form, forming the basis of such schedules.

                           (ii)     An estimate of the amounts to be spent for
the repair, replacement, or refurbishment of Furniture and Equipment.

                           (iii)    An estimate of the amounts to be spent on
Capital Improvements during the current and the next five (5)

Lease Years, including a project-by-project schedule of estimated start and completion dates.

                           (iv)     A cash flow projection.

                           (v)      A narrative description of the program for
marketing and managing the Facility for the forthcoming Lease Year, including, among other things, details as to significant accounts and customers, competitor performance (to the extent Lessee can obtain same without unreasonable effort), existing, new and projected supply analysis, demand analysis, estimated market penetration by market segment (to the extent Lessee can obtain same without unreasonable effort), target accounts, marketing and advertising budgets, changes in personnel policies, staffing levels, major events plans, franchise issues and other matters affecting the performance and operation of the Facility, and containing a detailed budget itemization of proposed expenditures by category and the assumptions, in narrative form, forming the basis of such budget itemization.

                           (vi)     Lessee's estimate for each Accounting Period
of the Lease Year of Percentage Rent, including Room Revenues.

                  Lessor shall have thirty (30) days after the date on which it receives the Annual Budget to review, approve, disapprove or change the entries and information appearing in the Annual Budget. If the parties are not able to reach agreement on the Annual Budget for any Lease Year during Lessor's thirty
(30) day review period, the parties shall attempt in good faith during the subsequent thirty (30) day period to resolve any disputes, which attempt shall include, if requested by either party, at least one (1) meeting of executive-level officers of Lessor and Lessee. In the event the parties are still not able to reach agreement on the Annual Budget for any particular Lease Year after complying with the foregoing requirements of this Section 3.5, the parties shall adopt such portions of the Operating Budget and the Capital Budget as they may have agreed upon, and any matters not agreed upon shall be referred to arbitration as provided for in Section 40.2 hereof. Pending the results of such arbitration or the earlier agreement of the parties, (i) if the Operating Budget has not been agreed upon, for the first ninety (90) days of the new Lease Year the Leased Property will be operated in a manner reflecting the prior Lease Year's actual revenues, and thereafter the Leased Property will be operated for the full Lease Year (including the first 90 days thereof) in a manner consistent with the prior Lease Year's Operating Budget, in each case adjusted pursuant to
Section 3.1(e) hereof until a new Operating Budget is adopted, and (ii) if the Capital Budget has not been agreed upon, no Capital Expenditures shall be made unless the same are set forth in a previously approved Capital Budget or are specifically required by Lessor or are otherwise required to comply with Legal Requirements or to make Emergency Expenditures.

                  The Annual Budget, once approved and as approved, shall form the basis on which expenditures for the Leased Property shall be made. Unless such expenditures are otherwise permitted in writing by Lessor or are Emergency Expenditures, Lessee agrees to use its best efforts not to cause or permit any expenditures for a Lease Year in excess of those set forth in the Capital Budget, or any expenditures for a Lease Year that exceed one hundred five percent (105%) of the total expenditures for operating expenses contemplated by the approved Operating Budget for such Lease Year ("Excess Expenditures"). If, notwithstanding Lessee's best efforts, Excess Expenditures are contemplated, Lessee shall provide Lessor a written explanation of such expenditures, which shall include (a) estimates of the Excess Expenditures, (b) the basis upon which such estimates were made, (c) the reasons for such variances from the budgeted expenses for such items and (d) the Lessee's plan, if any, to reduce such expenditures in the future or avoid expenditures on such items which are in excess of the amounts budgeted for such items in the future. Lessee shall consider in good faith any proposals by Lessor of alternatives to reduce or avoid any Excess Expenditures on an item greater than 105% of the amount budgeted for the item. Lessee shall provide Lessor any additional information regarding Excess Expenditures, and from time to time provide Lessor with status reports on the Excess Expenditures and the implementation of any plan to reduce or avoid such Excess Expenditures, each as reasonably requested by Lessor or its representatives. Notwithstanding the foregoing, expenditures in excess of 105% of the amount budgeted for an item in an Operating Budget may be made by Lessee
(i) for Real Estate Taxes, Personal Property Taxes, and insurance and utility expenses resulting from unanticipated rate changes,(ii) if such expenditures are Emergency Expenditures and (iii) for rooms costs and utilities as a result of and in proportion to a corresponding increase in occupancy over the amounts projected in the Operating Budget. Lessee shall promptly report to Lessor in writing any actual or anticipated deviation from the Operating Budget or Capital Budget resulting from the application of the preceding sentence. In the event that Lessee fails to provide the Notices, information or reports required under this Section 3.5, then Lessor, in addition to its other rights and remedies under this Lease and under applicable law, shall have the right to submit the matter to arbitration under Section 40.1 hereof.

         3.6. Books and Records.

                  Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Facility on an accrual basis, all in accordance with the Uniform System and GAAP and the obligations of Lessee under this Lease. The books of account and all other records relating to or reflecting the operation of the Facility (whether maintained by Lessee or Manager) shall be kept either at the Facility or at 8100 East 22nd Street, Bldg. 500, Wichita, Kansas, and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection, and transcription. All of such books and records pertaining to the Facility (whether maintained by Lessee or Manager) including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessor and shall not be removed from the Facility or Lessee's offices without Lessor's prior written approval. Lessee shall be entitled to make copies of any or all such books and records for its own files. Lessee's obligations under this Section 3.6 shall survive termination of this Lease for any reason.

         3.7. Performance Failures.

                  (a) If, with respect to two (2) out of any three (3) consecutive Lease Years during the Term commencing on or after January 1, 1998, Lessee shall fail to realize from the operation of the Facility an amount equal to at least ninety percent (90%) of Room Revenues as set forth in the Annual Budget for such Lease Year, such failure shall constitute a "Revenue Performance Shortfall" under this Lease, except to the extent such failure is caused by an Unavoidable Occurrence. The existence of a Revenue Performance Shortfall for any Lease Year shall be determined by Lessor on the basis of the first Officer's Certificate delivered by Lessee to Lessor in the subsequent Lease Year pursuant to the requirements of the first paragraph of Section 3.1(d) and shall be subject to confirmation pursuant to Section 3.2. Notwithstanding the foregoing, no Lease Year that would otherwise be included in the period of a Revenue Performance Shortfall shall be so included if the Lessor and its Affiliates receive Rent payments from the Lessee and its Affiliates under this Lease and the Other Leases which, in the aggregate, amount to 95% (the "Overall Shortfall Cure Percentage") of the aggregate Rent budgeted for such Lease Year in the Operating Budgets for the facility and the other hotel properties leased under the Other Leases (each such Lease Year, an "Excluded Lease Year"). Lessee and its Affiliates as a group may rely on the foregoing for a total of five (5) Excluded Lease Years and, thereafter, the Overall Shortfall Cure Percentage shall increase to 100%.

                  (b) If, with respect to any Lease Year during the Term, (i) the RevPAR Yield Index of the Leased Property as of the end of such Lease Year shall have declined by more than fifteen (15) percentage points (the "Decline Percentage") from ______ percent (____%) [i.e., the Leased Property's RevPAR Yield Index at the beginning of the Term] (the "RevPAR Index Baseline") and (ii) the RevPAR Yield Index shall have declined below ninety-five percent (95%), such combined decline shall constitute a "Market Decline" under this Lease, except to the extent such failure is caused by an Unavoidable Occurrence. [For Cumberland and Sierra: Beginning with the period commencing on June 30, 1998, the RevPAR Index Baseline shall be reset to the Yield Index for the Hotel for the 12-months ended June 30, 1998.] As used herein, "RevPAR Yield Index," when used with respect to the Leased Property, shall mean the percentage amount obtained by dividing the RevPAR of the Leased Property by the RevPAR of the Leased Property's Competitive Set, with the terms "RevPAR" and "Competitive Set" having the meanings ascribed to them in STR Reports. Lessor and Lessee shall work in good faith to determine any additions and deletions to the Leased Property's Competitive Set, and any resetting of the RevPAR Index Baseline as necessary to reflect changed circumstances, on or before December 15 of each Lease Year, with such changes to be applicable for the following Lease Year. In the event Lessor and Lessee cannot agree to the Leased Property's Competitive Set or the RevPAR Index Baseline changes by December 15 of any Lease Year, such unagreed items shall be determined by Smith Travel Research (or, if it refuses or is unable to do so, by arbitration pursuant to Section 40.2). The costs of resetting the Leased Property's Competitive Set or the RevPAR Index Baseline shall be borne equally by the parties. The existence of a Market Decline shall be determined on the basis of a STR Report which contains a full calendar year calculation of the RevPAR Yield Index of the Leased Property. If STR Reports are no longer published or do not contain sufficient information for the determination of a Market Decline, the existence of a Market Decline shall instead be determined, using the methodology presently employed by STR Reports, from information on the RevPAR Yield Index of the Leased Property contained in any other publication reasonably selected by Lessor and recognized by the hotel industry as being an authoritative source of such information or, if no such publication exists, from an analysis of the RevPAR Yield Index of the Leased Property conducted at the joint expense of the parties by any nationally recognized accounting firm with a hospitality division of which neither Lessor or an Affiliate of Lessor nor Lessee or an Affiliate of Lessee is a significant client. Notwithstanding the foregoing, a "Market Decline" shall not be deemed to have occurred in a Lease Year if the Lessee makes a cash payment to Lessor on the due date of the final Rent payment for such Lease Year in an amount equal to (a) the Rent that would have been paid if the Room Revenues for such Lease Year equaled the amount necessary to cause the RevPAR Yield Index for the Lease Year to be ninety-five percent (95%) and
(b) the Rent paid for such Lease Year. Any payment made under the immediately preceding sentence shall be deemed Rent paid with respect to the Lease Year. Lessor shall have no obligation to repay any amount advanced by Lessee to cure a Market Decline. The Lessee may only cure a Market Decline in two Lease Years.

                  (c) If, with respect to any Lease Year during the Term, the ratio of Gross Operating Profit to Gross Revenues ("GOP Percentage") is five (5) percentage points less than the ratio of Gross Operating Profit to Gross Revenues actually achieved in the prior Lease Year ("Prior Year GOP Percentage"), such event shall constitute a "Profit Decline" under this Lease; provided, however, that the foregoing shall not constitute a Profit Decline under this Lease to the extent that the decline results from an Unavoidable Occurrence, generally prevailing market conditions (including without limitation those conditions affecting the hotel industry generally) within five (5) miles of the Facility, or major renovations or other construction which materially reduces the availability of rooms at the Facility. The existence of a Profit Decline shall be determined on the basis of the year-end financial information submitted by Lessee to Lessor pursuant to Article 22 and shall be subject to confirmation by Lessor's Audit. Notwithstanding the foregoing, a "Profit Decline" shall not be deemed to have occurred in a Lease Year if the Lessee makes a cash payment to Lessor on the due date of the final Rent payment for such Lease Year in an amount equal to (a) the Rent that would have been paid if Room Revenues for such Lease Year equaled the amount necessary to increase the Gross Revenues for the Lease Year to an amount which, given the actual Gross Operating Expenses for such Lease Year, would have produced a GOP Percentage which is less than five percentage points less than the Prior Year GOP Percentage less (b) the Rent paid for such Lease Year. Any payment made under the immediately preceding sentence shall be deemed Rent paid with respect to the Lease Year. Lessor shall have no obligation to repay any amount advanced by Lessee to cure a Profit Decline. The Lessee may only cure a Profit Decline in two Lease Years.

                  (d) Upon the occurrence of a Revenue Performance Shortfall, Lessor shall have the right, subject to subsection (e) of this section 3.7, at Lessor's option, to terminate this Lease upon thirty (30) days' notice (the "Notice Period") to Lessee, in which event Lessee shall immediately surrender the Leased Property to Lessor, and, if Lessee fails to so surrender, Lessor shall have the right, without notice, to enter upon and take possession of the Leased Property and to expel or remove Lessee and its effects without being liable for prosecution or any claim for damages therefor; and Lessee shall, and hereby agrees to, indemnify Lessor for the total of (1) in the event that Lessee does not promptly surrender the Leased Property, the reasonable costs of recovering the Leased Property and all other losses, liabilities and reasonable expenses incurred by Lessor in connection with Lessee's failure to surrender; (2) the unpaid Rent earned as of the date of termination, plus interest at the Overdue Rate accruing after the due date; and
(3) all other sums of money then owing by Lessee to Lessor. Except as provided in the Lease Master Agreement, termination of this Lease and recovery of the Rent and other amounts as aforesaid shall constitute Lessor's sole remedy for the Revenue Performance Shortfall, and Lessee shall not be liable to Lessor for damages arising therefrom.

                  (e) Lessor's right to terminate the Lease pursuant to subsection (d) above following any Lease Year, shall be subject to Lessee's right to cure the Revenue Performance Shortfall occurring thereunder with respect to such Lease Year, by making a cash payment to Lessor during the Notice Period equal to the difference between the Percentage Rent actually paid for the Lease Year and ninety percent (90%) (the "Hotel Shortfall Cure Percentage") of the Percentage Rent budgeted for the Lease Year in the Annual Budget for the Lease Year. Any payment made by Lessee under this subsection (e) shall be deemed Rent paid with respect to the Lease Year. Lessor shall have no obligation to repay any amount advanced by Lessee to cure a Revenue Performance Shortfall. The Lessee may only cure two Revenue Performance Shortfalls, occurring under subparagraph (d) by paying Lessor based on a 90% Hotel Shortfall Cure Percentage. Thereafter, the Hotel Shortfall Cure Percentage shall be 100%.

                  (f) For the purposes of this Section 3.7, the term "Unavoidable Occurrence" shall mean the occurrence of strikes, lockouts, labor unrest, inability to procure materials, power or other utility failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, casualty, condemnation or other similar causes beyond the reasonable control of Lessee; provided, as to Subsections (a) and (b) above, that any such occurrence is an extraordinary, as opposed to a routine or cyclical, material event that was not reasonably foreseeable when the then-applicable Annual Budget was prepared (or, if foreseeable, the provision for such event in the Annual Budget was denied by Lessor).

                  (g) Upon a Transfer, as defined in Section 9 of the Lease Master Agreement, (i) the cure rights set forth in subsections (b) and (c) above shall not be available to the Transferee, (ii) the Overall Shortfall Cure Percentage applicable to the Transferee under this Lease at all times shall be 100% and (iii) the Decline Percentage applicable to the Transferee at all times shall be 10%.

         3.8. Changes in Operations.

                  Without Lessor's prior written consent, which shall not be unreasonably withheld, Lessee shall not (i) provide food and/or beverage operations at the Facility if not presently provided, (ii) discontinue any food and/or beverage operations which are presently provided, or (iii) convert a subtenant, licensee or concessionaire to an operating department of the Facility or vice-versa.

                                     ARTICLE
                                        4

         4.1. Payment of Impositions.

                  Subject to Article 12 relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions other than Real Estate Taxes and Personal Property Taxes, before any fine, penalty, interest or cost may be added for nonpayment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article 12) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. Lessee shall submit copies of Real Estate Taxes and Personal Property Tax invoices to Lessor upon Lessee's receipt of such invoices. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have been declared by Lessor and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article 16. Any refund for Real Estate Taxes and Personal Property Taxes shall be promptly remitted to Lessor. Lessor and Lessee shall, upon request of the other, cooperate with the other party and otherwise provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Lessor may, upon notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in its or Lessee's name) as Lessor may deem appropriate to effect a reduction of real estate assessments, and Lessee, at Lessor's expense as aforesaid, shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any claims, obligations, and liabilities against or incurred by Lessee in connection with such cooperation. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then proceed at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities. To the extent received by it, Lessee shall furnish Lessor with copies of all assessment notices for Real Estate Taxes at least thirty (30) days before the date in sufficient time for Lessor to file any protest with respect to such tax must be made and pay such taxes without penalty.

         4.2. Notice of Impositions.

                  Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but if Lessee did not otherwise have knowledge of such Imposition sufficient to permit it to pay same, such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto.

         4.3. Adjustment of Impositions.

                  Impositions payable by Lessee which are imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

         4.4. Utility Charges.

                  Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

                                     ARTICLE
                                        5

         5.1. No Termination, Abatement, etc.

                  Except as otherwise specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (c) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any default under this Lease by Lessor, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of or set off against the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                     ARTICLE
                                        6

         6.1. Ownership of the Leased Property.

                  Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

         6.2. Lessee's Personal Property.

                  At commencement of the Term, Lessee shall purchase for fair market value from Lessor or the Contributor of the Leased Property to Lessor all Inventory at the Leased Property. At all times during the Term, Lessee shall maintain Inventory consistent with the amount of inventory which is customarily maintained in a hotel of the type and character of the Facility and is otherwise required to operate the Leased Property in the manner contemplated by this Lease and in compliance with the Franchise Agreement and all Legal Requirements. All Inventory shall be the property of Lessee. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee (collectively, the "Lessee's Personal Property"). Lessee may, subject to the following sentence of this Section 6.2, remove any of Lessee's Personal Property at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property not removed by Lessee within thirty days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor.

         6.3. Lessor's Lien.

                  To the fullest extent permitted by applicable law, Lessor is granted a lien and security interest on all Lessee's Personal Property now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to such Lessee's Personal Property until payment in full of all Rent and satisfaction of all of Lessee's obligations hereunder; provided, however, Lessor shall subordinate its lien and security interest only to that of any non-Affiliate of Lessee which finances such Lessee's Personal Property or any non-Affiliate conditional seller of such Lessee's Personal Property, the terms and conditions of such subordination to be satisfactory to Lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor, execute such financing statements or other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted.

                                     ARTICLE
                                        7

         7.1. Condition of the Leased Property.

                  Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is", "with all faults", and in its present condition. Except as otherwise specifically provided herein, Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Lessor shall have the right to proceed against any predecessor in title for breaches of warranties or representations or for latent defects in the Leased Property, and Lessor shall, if requested by Lessee, assign any such right to Lessee (other than claims against Affiliates of Lessee). If either party determines to exercise such right, the other party shall fully cooperate in the prosecution of any such claim, in Lessor's or Lessee's name, all at the cost and expense of the prosecuting party, who hereby agrees to indemnify, defend and hold harmless the other party from and against any claims, obligations and liabilities against or incurred by such other party in connection with such cooperation, and who further agrees to apply all amounts realized from the prosecution of such claim, less its expenses in connection therewith, to remedy such breach or cure such defect.

         7.2. Use of the Leased Property.

                  (a) Lessee covenants that it will proceed with all due diligence and will exercise its best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law.

                  (b) Lessee shall use or cause to be used the Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use, or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor. No use other than the Primary Intended Use shall be made or permitted to be made of the Leased Property, and no acts shall be done other than the Primary Intended Use, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which is prohibited by law or fire underwriter's regulations. Lessee shall comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property, which compliance shall be performed at Lessee's sole cost.

                  (c) Subject to the provisions of Articles 14 and 15, Lessee covenants and agrees that during the Term it will either directly or through an approved manager (1) operate continuously the Leased Property as a hotel facility, (2) keep in full force and effect and comply in all material respects with all the provisions of the Franchise Agreement, (3) not terminate or amend in any respect the Franchise Agreement without the consent of Lessor, (4) maintain appropriate certifications and licenses for such use and (5) keep Lessor advised of the status of any material litigation affecting the Leased Property.

                  (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

                  (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

                  (f) Lessee shall comply with all of the Lessor's covenants, in any loan agreement or other financing arrangement, applicable to this Lease or the operation of the Leased Property. Notwithstanding the foregoing, Lessee shall not be obligated to comply with Lessor's covenants in any loan agreements which (A)(i) are not customary, (ii) are not otherwise contemplated by this Lease Agreement or any agreement or instrument executed by Lessee in connection herewith for the benefit of Lessor, and (iii)(x) materially and adversely affect the operations at the Facility or (y) materially increase Lessee's costs of doing business or decrease revenues, unless in cases where Subsection (iii)(y) is relied upon by Lessee the additional cost thereof is borne by Lessor, or (B) obligate Lessee to guarantee repayment of any debt of Lessor, or (C) require any indemnification undertakings other than customary undertakings with respect to servicing agents or similar administrative agents which administer escrow accounts into which Lessee may deposit Rent payments as required by Lessor's lenders or other servicing agents. Lessor will provide Lessee with not less than fifteen (15), and will attempt in good faith to provide not less than thirty
(30), days prior written notice of the terms of such covenants, and if Lessee is relying upon Subsection (iii)(y), Lessee shall within five (5) days of receipt of such notice, notify Lessor in writing of any anticipated material additional costs which Lessee may incur. Lessor shall then notify Lessee in writing whether it agrees to pay or reimburse Lessee for the material additional cost thereof as incurred by Lessee, and Lessee's receipt of such notice shall be a condition precedent to Lessee's obligation to comply with such covenants. Lessor shall have the right to dispute Lessee's reliance on Subsections (A)-(C) or Lessee's estimates of additional costs pursuant to Subsection (A)(iii)(y), and either party may submit any such disputes to arbitration under the provisions of
Article 40.

                                     ARTICLE
                                        8

         8.1. Compliance with Legal and Insurance Requirements, etc.

                  Subject to Section 8.2, 8.3(b) below and Article 12 relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

         8.2. Legal Requirement Covenants.

                  (a) Subject to Section 8.3(b) below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used by anyone other than Lessor for any unlawful purpose, and that Lessee shall use all commercially reasonable efforts not to permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all licenses, certifications, permits and other authorizations and approvals required to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all its sub-tenants, invitees or others to so comply with all Legal Requirements).

                  (b) As between Lessor and Lessee, Lessee is solely responsible for all liabilities or obligations of any kind with respect to employees at the Leased Property during the Term. Without limiting the generality of the foregoing sentence, Lessee is solely responsible for any required compliance with the Worker Adjustment, Retraining and Notification Act of 1988 (WARN) or any similar state law applicable to the Leased Property; any required compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA); and all alleged and actual obligations and claims arising from or relating to any employment agreement, collective bargaining agreement or employee benefit plans, any grievances, arbitrations, or unfair labor practice charges, and relating to compliance with any applicable state or federal labor employment law, including but not limited to all laws pertaining to discrimination, workers' compensation, unemployment compensation, occupational safety and health, unfair labor practices, family and medical leave, and wages, hours or employee benefits. Lessee agrees to indemnify and defend and hold harmless Lessor from and against any claims relating to any of the foregoing matters. Lessee further agrees to reimburse Lessor for any and all losses, damages, costs, expenses, liabilities and obligations of any kind, including without limitation reasonable attorney's fees and other legal costs and expenses, incurred by Lessor in connection with any of the foregoing matters.

         Notwithstanding the Lessee's obligations under Section 8.1 to obtain and maintain all permits and licenses required for the use of the Leased Property, and without limiting any obligations of Lessee hereunder, if (i) applicable law requires that the owner (rather than a lessee) of a hotel be the licensee under the required liquor license for the Facility or (ii) the former owner of the Facility is holding the liquor license and continuing to exercise management and supervision of the liquor services at the Facility pending transfer of the license to Lessor or Lessee, the Lessee shall indemnify and hold the Lessor harmless from any liability, damages or claims (a) arising in connection with liquor operations at the Facility during such period of time, except for the Lessor's gross negligence or willful misconduct or (b) made by or through the former owner with respect to liquor operations at the Facility.

         8.3. Environmental Covenants.

                  Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof) covenant and agree as follows:

                  (a) At all times hereafter until Lessee completely vacates the Leased Property and surrenders possession of the same to Lessor, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon, except to the extent that such compliance would require the remediation of Environmental Liabilities for which Lessee has no indemnity obligations under Section 8.3(b). Lessee agrees to give Lessor prompt written notice of (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; and (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to the Leased Property; in each case as to which it has actual knowledge.

                  (b) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities except to the extent that the same (i) are caused by the intentionally wrongful acts or grossly negligent failures to act of Lessor, or (ii) result from Releases or other violations of Environmental Laws originating on adjacent property but affecting the Leased Property (a "Migration"), provided that such exclusions shall not apply to the extent that the Migration has been exacerbated by Lessee's act or negligent failure to act.

                  (c) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities to the extent that the same were caused by the intentionally wrongful acts or grossly negligent failures to act of Lessor.

                  (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or (c), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless a conflict of interest prevents representation of such Indemnified Party by the counsel selected by the Indemnifying Party and such separate counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgment.

                  (e) At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to the Lessee and the Lessor stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Manager and Lessee's or Manager's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

                  (f) The indemnification rights and obligations provided for in this Article 8 shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease, provided that in the event of a conflict between the provisions of this Section 8.3 and Article 20, the provisions of this Section 8.3 shall control.

                  (g) The indemnification rights and obligations provided for in this Article 8 shall survive the termination of this Lease.

                  For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

                                     ARTICLE
                                        9

         9.1. Maintenance and Repair; Capital Expenditures.

                  (a) Lessee will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, parking lots, HVAC, mechanical, electrical and plumbing systems and equipment (including conduit and ductwork), and non-load bearing interior walls, in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof but subject to the obligation to make necessary and appropriate repairs and replacements as provided in this Section 9.1(a)), and, except as otherwise provided in Article 14 or Article 15, with reasonable promptness, make all necessary and appropriate repairs, replacements and improvements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted to prosecute claims against Lessor's predecessors in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use. If Lessee fails to make any required repairs or replacements after fifteen (15) days notice from Lessor, or after such longer period as may be reasonably required provided that Lessee at all times diligently proceeds with such repair or replacement, then Lessor shall have the right, but shall not be obligated, to make such repairs or replacements on behalf of and for the account of Lessee. In such event, such work shall be paid for in full by Lessee as Additional Charges.

                  (b) Subject to Lessor's obligation to make available to the Lessee amounts for Capital Expenditures as set forth in Article 38, Lessee shall be required to make all Capital Expenditures in accordance with the Capital Budgets, and required in connection with (i) Emergency Situations, (ii) Legal Requirements, (iii) maintenance of the Franchise Agreement, (iv) the performance by Lessee of its obligations under this Lease, and (v) other additions to the Leased Property as it may reasonably deem appropriate and that are permitted hereunder during the Term. Without limitation (or duplication) as to Capital Improvements that may be required to be made as set forth in the Capital Budgets or required by the Franchisor, Lessee shall complete the Capital Improvements described on Schedule 9.1(b). Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility under any mechanic's lien laws now or hereafter existing.

                  (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

                  (d) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair in accordance with Section 9.1(a) above, as would a prudent owner of comparable property, during the entire Term) or damage by casualty or Condemnation (subject to the obligation of Lessee to restore or repair as set forth in this Lease.)

         9.2. Encroachments, Restrictions, Etc.

                  If any of the Leased Improvements, at any time, materially encroach upon any property, street or right of way adjacent to a Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting a Leased Property, or any part thereof, or impair the rights of others under any easement or right of way to which said Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and, in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article 10. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor.

                                     ARTICLE
                                       10

         10.1. Alterations.

                  After first obtaining the written approval of Lessor, which shall not be unreasonably withheld, Lessee shall have the right, but not the obligation, to make such additions, modifications or improvements to the Leased Property from time to time as Lessee deems desirable for its permitted uses and purposes, provided that such action will not alter the character or purposes of the Leased Property or detract from the value or operating efficiency thereof and will not impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. All such work shall be performed in a first class manner in accordance with all applicable governmental rules and regulations and after receipt of all required permits and licenses. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor.

         10.2. Salvage.

                  All materials which are scrapped or removed in connection with the making of repairs required by Articles 9 or 10 shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

         10.3. Lessor Alterations.

                  Lessor shall have the right, but not the obligation, to make such other additions to the Leased Property as it may reasonably deem appropriate during the Term, subject to the Lessee's approval which shall not be unreasonably withheld. All such work shall be done after reasonable notice to and coordination with Lessee, so as to minimize any disruptions or interference with the operation of the Facility.

                                     ARTICLE
                                       11

         11.1. Liens.

                  Subject to the provision of Article 12 relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property resulting from the action or inaction of Lessee, or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (a) this Lease, (b) the matters, if any, included as exceptions or insured against in the title policy insuring Lessor's interest in the Leased Property,(c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, (d) liens for those taxes which Lessee is not required to pay hereunder, (e) subleases permitted by Article 21 hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet delinquent or (2) such liens are in the process of being contested as permitted by Article 12, (g) liens of mechanics, laborers, suppliers or vendors for sums either disputed or not yet due provided that any such liens for disputed sums are in the process of being contested as permitted by Article 12 hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article 32 of this Lease.

                                     ARTICLE
                                       12

         12.1. Permitted Contests.

                  Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or any lien, attachment, levy, encumbrance, charge or claim (any such Imposition, Legal Requirement, lien, attachment, levy, encumbrance, charge or claim herein referred to as "Claims") not otherwise permitted by Article 11, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of any portion of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust, security deed or other agreement encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon and legal fees anticipated to be incurred in connection therewith will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties thereon and legal fees anticipated to be incurred in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall only give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.

                                     ARTICLE
                                       13

         13.1. General Insurance Requirements.

                  (a) Coverages. During the Term of this Lease, the Leased Property shall at all times be insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State. The policies must name the Lessor as an additional named insured, and the Manager shall also be named as an additional insured under the coverages described in Sections 13.1(a)(iv) through (xi). Losses shall be payable to Lessor or Lessee as provided in this Lease. Any loss adjustment for coverages insuring both parties shall require the written consent of Lessor and Lessee, each acting reasonably and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall satisfy the requirements of the Franchise Agreement and of any ground lease, mortgage, security agreement or other financing lien affecting the Leased Property and at a minimum shall include:

                   (i) Building insurance on the "Special Form" (formerly "All Risk" form) (including earthquake and flood in reasonable amounts if and as determined by Lessor, in the exercise of its reasonable discretion, or Lessor's underwriters or lenders) in an amount not less than 100% of the then full replacement cost thereof (as defined in Section 13.2) or such other amount which is acceptable to Lessor, and personal property insurance on the "Special Form" in the full amount of the replacement cost thereof;

                  (ii) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, air conditioning systems, piping and machinery, and sprinklers, if any, now or hereafter installed in the Facility, in the minimum amount of $5,000,000 or in such greater amounts as are then customary or as may be reasonably requested by Lessor from time to time;

                   (iii) Loss of income insurance on the "Special Form", in the amount of eighteen (18) months of the sum of Base Rent plus Percentage Rent (based on the last Lease Year of operation or, to the extent the Leased Property has not been operated for an entire 18-month Lease Year, based on prorated Percentage Rent) for the benefit of Lessor, and business interruption insurance on the "Special Form" in the amount of eighteen (18) months of gross profit, for the benefit of Lessee;

                    (iv) Commercial general liability insurance, with amounts not less than $1,000,000 combined single limit for each occurrence and $2,000,000 for the aggregate of all occurrences within each policy year, as well as excess liability (umbrella) insurance with limits of at least $50,000,000 per occurrence, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor and Lessee;

                     (v) Fidelity bonds or blanket crime policies with limits and deductibles as may be reasonably determined by Lessor, covering Lessee's and/or Manager's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

                    (vi) Workers' compensation insurance to the extent necessary to protect Lessor, Lessee and the Leased Property against Lessee's and/or Manager's workman's compensation claims to the extent required by applicable state laws;

                   (vii) Comprehensive form vehicle liability insurance for owned, non-owned, and hired vehicles, in the amount of $1,000,000;

                  (viii) Garagekeeper's legal liability insurance covering both comprehensive and collision-type losses with a limit of liability of $3,000,000 for any one occurrence, of which coverage in excess of $1,000,000 may be provided by way of an excess liability policy;

                    (ix) Innkeeper's legal liability insurance covering property of guests while on the Leased Property for which Lessor is legally responsible with a limit of not less than $2,000 per guest and $50,000 in any one occurrence or $25,000 annual aggregate;

                   (x) Safe deposit box legal liability insurance covering property of guests while in a safe deposit box on the Leased Property for which Lessor is legally responsible with a limit of not less than $50,000 in any one occurrence; and

                  (xi) Insurance covering such other hazards (such as plate glass or other common risks) and in such amounts as may be (A) required by a Holder, or (B) customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered as may be reasonably determined by Lessor.

                  (b) Responsibility for Insurance. Lessee shall obtain the insurance and pay the premiums for the coverages described in Section 13.1(a) above. The Lessee shall also be responsible for any and all deductibles in connection with such coverages. In the event that Lessor can obtain comparable insurance coverage required to be carried by Lessee from comparable insurers and at a cost significantly less than that at which Lessee can obtain such coverage, the parties shall cooperate in good faith to obtain such coverage at the lower cost and the Lessee shall pay the premiums therefor.

         13.2. Replacement Cost.

                  The term "full replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost redetermined.

         13.3. (Intentionally omitted)

         13.4. Waiver of Subrogation.

                  All insurance policies covering the Leased Property, the Fixtures, the Facility or Lessee's Personal Property, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. Each party agrees to seek recovery from any applicable insurance coverage prior to seeking recovery against the other party.

         13.5. Form Satisfactory, etc.

                  All of the policies of insurance referred to in this Article 13 shall be written in a form, with deductibles and by insurance companies satisfactory to Lessor and shall satisfy the requirements of any ground lease, mortgage, security agreement or other financing lien on the Leased Property and of the Franchise Agreement. The Lessee shall pay all of the premiums therefor, and deliver copies of such policies or certificates thereof to the Lessor prior to their effective date (and, with respect to any renewal policy, 30 days prior to the expiration of the existing policy), and in the event of the failure of the Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to the Lessor at the times required, the Lessor shall be entitled, but shall have no obligation, after 10 days' Notice to Lessee (or after less than 10 days' Notice if required to prevent the expiration of any existing policy), to effect such insurance and pay the premiums therefor, and to be reimbursed by Lessee for any such premiums upon written demand therefor. Each insurer mentioned in this
Article 13 shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to the Lessor that it will give to Lessor 30 days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

         13.6. Increase in Limits.

                  If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor and Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties fail to agree on such limits, the matter shall be referred to arbitration as provided for in Article 40.

         13.7. Blanket Policy.

                  Notwithstanding anything to the contrary contained in this
Article 13, Lessee may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded to Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article 13 are otherwise satisfied.

         13.8. Separate Insurance.

                  Neither Lessor nor Lessee shall on its own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Each party shall immediately notify the other party that it has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

         13.9. Reports On Insurance Claims.

                  Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, all claims for damage relating to the ownership, operation, and maintenance of the Facility, and any damage or destruction to the Facility and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a copy of all such reports shall be furnished to Lessor. Lessee shall be authorized to adjust, settle or compromise any insurable loss, or to execute proofs of such losses, in the aggregate, of [$50,000] or less, with respect to any single casualty or other event.

                                     ARTICLE
                                       14

         14.1. Insurance Proceeds.

                  Subject to the provision of Section 13.9, all proceeds of the insurance contemplated by Sections 13.1(a)(i) and (ii) payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article 13 of this Lease shall be paid to Lessor and held in trust in an interest bearing account and made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessor. If neither Lessor nor Lessee is required or elects to repair and restore, and the Lease is terminated as described in Section 14.2, all such insurance proceeds shall be retained by Lessor except for any amount thereof paid with respect to Lessee's Personal Property. All salvage resulting from any risk covered by insurance shall belong to Lessor, except to the extent of salvage relating to Lessee's Personal Property.

         14.2. Reconstruction in the Event of Damage or Destruction Covered by Insurance.

                  (a) If during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance described in Article 13 and the Facility thereby is rendered Unsuitable for its Primary Intended Use, the Lease shall terminate as of the date of the casualty and neither Lessor nor Lessee shall have any further liability hereunder except for any liabilities which have arisen prior to or which survive such termination, and Lessor shall be entitled to retain all insurance proceeds except for any amount thereof paid with respect to Lessee's Personal Property.

                  (b) If during the Term the Leased Property is partially destroyed by a risk covered by the insurance described in Article 13, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessor or, at the election of Lessor, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease. Such damage or destruction shall not terminate this Lease. If Lessee restores the Facility, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of terms and conditions specified by Lessor, and any excess proceeds remaining after such restoration shall be paid to Lessor except for any amount thereof paid with respect to Lessee's Personal Property.

                  (c) If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required under Article 13, Lessor shall agree to contribute any excess amounts needed to restore the Facility prior to requiring

Lessee to commence such work. Such difference shall be made available by Lessor, together with any other insurance proceeds, for application to the cost of repair and restoration in accordance with the provisions of Section 14.2(b).

         14.3. Reconstruction in the Event of Damage or Destruction Not Covered by Insurance or When Holder Will Not Release Insurance Proceeds.

                  If during the Term the Facility is totally or materially damaged or destroyed by a risk not covered by the insurance described in Article 13, or, notwithstanding the provisions of Section 14.2(b), if the Holder will not make the proceeds of such insurance available to Lessor for restoration of the Facility, whether or not in either event such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessor, at its option, shall either, (a) at Lessor's sole cost and expense, restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease, or
(b) terminate the Lease and neither Lessor nor Lessee shall have any further liability thereunder except for any liabilities which have arisen or occurred prior to such termination and those which expressly survive termination of this Lease. If such damage or destruction is determined by Lessor not to be material, Lessor may, at Lessor's sole cost and expense, restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, and such damage or destruction shall not terminate the Lease.

         14.4. Lessee's Property and Business Interruption Insurance.

                  All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property and the business interruption insurance maintained for the benefit of Lessee shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

         14.5. Abatement of Rent.

                  Any damage or destruction due to casualty notwithstanding, and provided the Lease has not otherwise been terminated, this Lease shall remain in full force and effect and Lessee's obligation to pay Rent required by this Lease shall remain unabated by any damage or destruction which does not result in a reduction of Gross Revenues. If and to the extent that any damage or destruction results in a reduction of Gross

Revenues which would otherwise be realizable from the operation of the Facility, then Lessor shall receive all loss of income insurance and Lessee shall have no obligation to pay Rent in excess of the amount of Percentage Rent, if any, realizable from Gross Revenues generated by the operation of the Leased Property during the existence of such damage or destruction.

                                     ARTICLE
                                       15

         15.1. Definition.

                  (a) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

                  (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                  (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         15.2. Parties' Rights and Obligations.

                  If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article 15.

         15.3. Total Taking.

                  If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable for its Primary Intended Use or Uneconomic for its Primary Intended Use, then either Lessee or Lessor shall have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

         15.4. Allocation of Award.

                  The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, for the taking of Lessee's Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, neither Lessor nor Lessee shall initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to the other.

         15.5. Partial Taking.

                  (a) If title to less than the whole of the Leased Property is condemned, and the Leased Property is not Unsuitable for its Primary Intended Use or Uneconomic for its Primary Intended Use, or if Lessor is entitled but elects not to terminate this Lease as provided in Section 15.3, then Lessor or, at Lessor's election, Lessee shall, with all reasonable dispatch and to the extent that the Holder permits the application of the Award therefor and the Award is sufficient therefor, restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation. Lessor and Lessee shall each contribute to the cost of restoration that part of its Award specifically allocated to such restoration, if any, together with severance and other damages awarded for the taken Leased Improvements; provided, however, that the amount of such contribution shall not exceed such cost.

                  (b) In the event of a partial Taking as described in Section 15.5(a), which does not result in a termination of this Lease by Lessor, the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such partial Taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within 30 days after such partial Taking, the matter shall be submitted to Arbitration as provided for in Section
40.2 hereof.

         15.6. Temporary Taking.

                  If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of Base Rent and Additional Charges, but only to the extent of the Award made to Lessee for such Condemnation allocable to the Term. In addition, to the extent of the remaining balance, if any, of the Award made for such Condemnation allocable to the Term (after payment of Base Rent and Additional Charges), Lessee shall pay Percentage Rent at a rate equal to the average Percentage Rent during the last three preceding full Lease Years (or if three full Lease Years shall not have elapsed, the average during the preceding full Lease Years). Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as in this Section 15.6 described, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, to the extent that its Award is sufficient therefor and subject to Lessor's contribution as set forth below, restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any.

                                     ARTICLE
                                       16

         16.1. Events of Default.

                  Any one or more of the following events shall constitute an Event of Default hereunder:

                  (a) if Lessee fails to make any payment of Base Rent or Percentage Rent or Additional Charges within ten (10) days after receipt by the Lessee of Notice from Lessor that the same has become due and payable, provided that Lessor shall not be required to give any such Notice more than twice in any Lease Year and that any third or subsequent failure by Lessee during such Lease Year to make any payment of Base Rent or Percentage Rent on the date the same becomes due and payable shall constitute an immediate Event of Default; or

                  (b) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not curable, or if curable is not cured by Lessee within a period of 30 days after receipt by the Lessee of Notice thereof from Lessor, unless such failure is curable but cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if (i) Lessee, within such 30 day period, proceeds with due diligence to cure the failure and thereafter diligently completes the curing thereof within 120 days of Lessor's Notice to Lessee, which 120-day period shall cease to run during any period that a cure of such failure is prevented by an Unavoidable Delay and shall resume running upon the cessation of such Unavoidable Delay, and (ii) the failure does not result in a notice or declaration of default under any material contract or agreement to which Lessor, the Company, or any Affiliate of either of them is a party or by which any of their assets are bound; or

                  (c) if Lessee or Manager shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets, (v) be adjudicated insolvent or (vi) take corporate action for the purpose of any of the foregoing; or if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by Lessee, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Lessee, or if any petition for any such relief shall be filed against Lessee and such petition shall not be dismissed within 60 days; or

                  (d) if Lessee or Manager is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, ceases to do business or permits the sale or divestiture of substantially all of its assets; or

                  (e) if the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any Proceeding; or

                  (f) if, except as a result of and to the extent required by damage, destruction, Condemnation or Unavoidable Delay, Lessee ceases operations on the Leased Property; or

                  (g) if notice of a default or an event of default has been given by the franchisor under the Franchise Agreement with respect to the Facility on the Leased Property, which default or event of default is not cured within applicable cure periods and does not arise directly from Lessor's breach of any of its obligations under this Lease; or

                  (h) if a Performance Failure has occurred and not been cured in accordance with this Lease; or

                  (i) if an Event of Default based on a failure to pay Rent when due occurs under any of the Other Leases; or

                  (j) if a Default by Lessee shall occur under the Lease Master Agreement.

                  If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

         16.2. Remedies.

         Upon the occurrence of an Event of Default, Lessor shall have the right, at Lessor's option, to elect to do any one or more of the following without further notice or demand to Lessee: (a) terminate this Lease, in which event Lessee shall immediately surrender the Leased Property to Lessor, and, if Lessee fails to so surrender, Lessor shall have the right, without notice, to enter upon and take possession of the Leased Property and to expel or remove Lessee and its effects without being liable for prosecution or any claim for damages therefor; and Lessee shall, and hereby agrees to, indemnify Lessor for all loss and damage which Lessor suffers by reason of such termination, including without limitation, damages in an amount equal to the total of (1) the reasonable costs of recovering the Leased Property in the event that Lessee does not promptly surrender the Leased

Property, and all other reasonable expenses incurred by Lessor in connection with Lessee's default; and (2) the unpaid Rent earned as of the date of termination, plus interest at the Overdue Rate accruing after the due date; (3) the total Rent (including Percentage Rent as determined below) which Lessor would have received under this Lease for the remainder of the Term, but discounted to the then present value at a rate of twelve percent (12%) per annum, less the fair market rental value of the balance of the Term as of the time of such default discounted to the then present value at a rate of twelve percent (12%) per annum; and (4) all other sums of money and damages owing by Lessee to Lessor; or (b) enter upon and take possession of the Leased Property without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and, if Lessor elects, relet the Leased Property on such terms as Lessor deems advisable, in which event Lessee shall pay to Lessor on demand the reasonable cost of repossessing the Leased Property and any deficiency between the Rent payable hereunder (including Percentage Rent as determined below) and the rent paid under such reletting; provided, however, that Lessee shall not be entitled to any excess payments received by Lessor from such reletting. Lessor's failure to relet the Leased Property shall not release or affect Lessee's liability for Rent or for damages; or (c) enter the Leased Property without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Leased Property and repair or replace any damage thereto or do anything for which Lessee is responsible hereunder. Lessee shall reimburse Lessor immediately upon demand for any expense which Lessor incurs in thus effecting Lessee's compliance under this Lease, and Lessor shall not be liable to Lessee for any damages with respect thereto. Notwithstanding anything herein to the contrary, Lessee shall not be liable to Lessor for consequential, punitive or exemplary damages.

                  The rights granted to Lessor in this Section 16.2 shall be cumulative of every other right or remedy provided in this Lease or which Lessor may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Lessor by reason of any Event of Default under this Lease.

                  Percentage Rent for the purposes of this Section 16.2 shall be a sum equal to (i) the average of the annual amounts of the Percentage Rent for the three full Lease Years immediately preceding the Lease Year in which the termination, re-entry or repossession takes place, or (ii) if three full Lease Years shall not have elapsed, the average of the Percentage Rent during the preceding full Lease Years during which the Lease was in effect, or (iii) if one full Lease Year has not elapsed, the amount derived by annualizing the Percentage Rent from the effective date of this Lease.

         16.3. Waiver.

                  Each party waives, to the extent permitted by applicable law, any right to a trial by jury in any proceedings brought by either party to enforce the provisions of this Lease, including, without limitation, proceedings to enforce the remedies set forth in this Article 16, and Lessee waives the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt. Lessor waives any right to "pierce the corporate veil" of Lessee other than to the extent funds shall have been paid to any Affiliate of Lessee following a default leading to any Event of Default, and then only to the extent of such payments.

         16.4. Application of Funds.

                  Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.

                                     ARTICLE
                                       17

         17.1. Lessor's Right to Cure Lessee's Default.

                  If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter upon Notice to Lessee make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.2, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by

Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                     ARTICLE
                                       18

         18.1. Personal Property Limitation.

                  (a) Anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of Lessor's personal property that are leased to Lessee under this Lease at the beginning and at the end of any Lease Year shall not exceed 15% of the average of the aggregate adjusted tax bases of the real and personal property contained in the Leased Property at the beginning and at the end of such Lease Year (the "Personal Property Limitation"). If Lessor reasonably anticipates that the Personal Property Limitation will be exceeded with respect to the Leased Property for any Lease Year, Lessor shall notify Lessee, and Lessee shall purchase items of personal property anticipated by Lessor to be in excess of the Personal Property Limitation ("Excess Personal Property Items") either from Lessor or a third party. If the Excess Personal Property Items are purchased from Lessor, the purchase prices of such Excess Personal Property Items shall be equal to the adjusted tax bases of such Excess Personal Property Items in the hands of Lessor as of the closing of the purchase.

                  (b) If Lessee purchases Excess Personal Property Items, the Rent shall be reduced for the Accounting Period in which such purchase occurs and each of sixty-four (64) succeeding Accounting Periods by an amount each Accounting Period equal to two percent (2%) of the aggregate purchase prices of such Excess Personal Property Items.

                  (c) If Lessee purchases Excess Personal Property Items, the amount required by Lessor to be deposited in the Capital Expenditure Reserve pursuant to Article 38 hereof shall be reduced for the Lease Year during which such purchase occurs by an amount equal to the aggregate purchase prices of such Excess Personal Property Items.

         18.2. Sublease Rent Limitation.

                  Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property or enter into any similar arrangement on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either
(a) the net income
or profits derived by the business activities of the sublessee, or (b)any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

         18.3. Sublease Lessee Limitation.

                  Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to, or enter into any similar arrangement with, any Person in which the Company owns, directly or indirectly, a 10% or greater interest, within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

         18.4. Lessee Ownership Limitation.

                  Anything contained in this Lease to the contrary notwithstanding, neither party shall take, or permit to take, any action that would cause the Company to own, directly or indirectly, a 10% or greater interest in the Lessee within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provision thereto.

         18.5. Director, Officer and Employee Limitation.

                  Anything contained in this Lease to the contrary notwithstanding, Lessor and Lessee shall cooperate to ensure that (i) no officers or employees of Lessor or the Company shall be officers or employees of, or own any ownership interest in, Lessee or any Affiliate thereof (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property), and (ii) no officers or employees of Lessee or any Affiliate thereof (or of any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) shall be officers or employees of Lessor or the Company. Furthermore, if a Person serves as both (a) a director or trustee of Lessor, the Company or any other Affiliate of Lessor and (b) a director and officer (or employee) of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) that Person shall not receive any compensation (excluding reimbursement for expenses) for serving as a trustee of the Lessor, the Company or the other Affiliate of Lessor.

                                     ARTICLE
                                       19

         19.1. Holding Over.

                  If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each Accounting Period two times the aggregate of (a) one-thirteenth of the aggregate Base Rent and Percentage Rent payable with respect to the last Lease Year of the Term, (b)all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                     ARTICLE
                                       20

         20.1. Indemnification.

                  Subject to the last sentence of Section 13.4, Lessee will protect, indemnify, hold harmless and defend Lessor Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, including those resulting from a Lessor Indemnified Party's own negligence but excluding those resulting from a Lessor Indemnified Party's gross negligence or willful misconduct, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or Lessee's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of

Lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of Condemnation proceedings), (c) any Impositions, other than any portion of Real Estate Taxes that the Lessor is obligated to pay under this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the nonperformance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

                  Subject to the last sentence of Section 13.4, Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of (a) the gross negligence or willful misconduct of Lessor arising in connection with this Lease or (b) any failure on the part of Lessor to perform or comply with any of the terms of this Lease.

                  Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Any such amounts shall be reduced by insurance proceeds received and any other recovery (net of costs) obtained by the Indemnified Party. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

                  Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

                                     ARTICLE
                                       21

         21.1. Subletting and Assignment.

                  In addition to the provisions of Article 18 and Sections 21.2,
21.3 and any other express consents, conditions, limitations or other provisions set forth herein and in the Lease Master Agreement, Lessee shall not assign this Lease or hereafter sublease all or any part of the Leased Property without first obtaining the written consent of Lessor. In the case of a permitted subletting, the sublessee shall comply with the provisions of Section 21.2 and 21.3, and in the case of a permitted assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.

         21.2. Attornment.

                  Lessee shall insert in each future sublease permitted under
Section 21.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

         21.3. Management Agreement.

                  Lessor shall have the right to approve any management or agency agreement relating to the management or operation of the Facility (collectively, the "Management Agreement"), any modifications to the Management Agreement affecting the fees, costs or expenses payable or collectible thereunder, and any other material modification to the Management Agreement. Lessor's approval shall not be unreasonably withheld. The Management Agreement shall provide, among other things, that (i) upon termination of this Lease or termination of Lessee's right to possession of the Leased Property for any reason whatsoever, the Management Agreement may be terminated by Lessor without liability for any payment due or to become due to the manager of the Facility (the "Manager"), and (ii) all fees and other amounts payable by Lessee to the Manager shall be subordinate on a month to month basis to Rent and other amounts payable by Lessee to Lessor hereunder prior to the existence of an Event of Default, and shall be at all times subordinate to Rent and such other amounts after the occurrence of an Event of Default. Lessor consents to Summerfield Suites Management Company, L.P., a Kansas limited partnership, as the initial Manager of the Facility.

                                     ARTICLE
                                       22

         22.1. Officer's Certificates; Financial Statements; Lessor's Estoppel Certificates and Covenants.

                  (a) At any time and from time to time upon not less than 10 days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default hereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender, any underwriter and any prospective purchaser of the Leased Property.

                  (b) Lessee will furnish, at Lessee's cost and expense except as noted below, the following statements and operating information to Lessor, each in a form satisfactory to Lessor:

                    (i) Consolidated Financials of Lessee for each Accounting Period of each Lease Year, and for each Accounting Period in the Lease Year-to-date, within 20 days after the end of such Accounting Period;

                   (ii) Consolidated Financials of Lessee and each Affiliate of Lessee, if any, that leases hotel properties from Lessor or its Affiliates, for each Accounting Period of each Lease Year, and for each Accounting Period in the Lease Year to date, within 20 days after the end of such Accounting Period;

                  (iii) audited Consolidated Financials of Lessee for each Lease Year, including the auditor's report thereon, within 60 days after the end of such year. The fees and expenses of the auditor incurred in connection with conducting such audits and delivering such reports shall be paid by Lessor;

                    (iv) audited Consolidated Financials of Lessee and each Affiliate of Lessee that leases hotel properties from Lessor or its Affiliates, if any, for each Lease Year, including the auditor's report thereon, within 60 days after the end of such year. The fees and expenses of the auditor incurred in connection with conducting such audits and delivering such reports shall be paid by Lessor;

                     (v) with reasonable promptness, such other information respecting the financial condition and affairs of Lessee (A) as Lessor or the Company may require or may deem desirable in its discretion to file with or provide to the SEC or any other governmental agency or any other Person, all in the form, and either audited or unaudited, as Lessor may request in Lessor's reasonable discretion, and (B) as may be reasonably necessary to confirm compliance by Lessee and its Affiliates with the requirements of this Lease;

                    (vi) each Monday, a statement showing the Rooms Revenue, occupancy and revenue per available room for (a) the Facility and (b) the Facility and any other hotel property leased by Lessee or its Affiliates from Lessor or its Affiliates, for both (i)each day in the seven day period ended the immediately preceding Friday and (ii) such seven day period in the aggregate.

                   (vii) on or before the 20th day of each Accounting Period, a balance sheet, and detailed profit and loss and cash flow statements showing the financial position of the Facility as at the end of the preceding Accounting Period, the results of operation of the Facility for such preceding Accounting Period and the Lease Year-to-date and the average daily rate, occupancy and revenue-per-available room of the Facility in such preceding Accounting Period (including a comparison to the Operating Budget as approved);

                  (viii) on or before the 20th day of each Accounting Period, the general manager's written critique of the financial report submitted pursuant to subsection (vii) immediately above, setting forth in narrative form any variations during the preceding Accounting Period from the Annual Budget and including a preview of the Facility's financial operations during the current Accounting Period;

                   (ix) on or before the 15th day of each April, July and October during the Term, an updated estimate for each calendar quarter remaining in the Lease Year of the information required by Sections 3.5(a) and (e) hereof;

                    (x) monthly STR Reports within five (5) days of Lessee's receipt thereof;

                   (xi) within five (5) days of Lessee's receipt thereof, any inspection reports received from the franchisor under the Franchise Agreement; and

                  (xii) such other information as Lessor may reasonably request and that Lessee can provide without unreasonable expense.

                  (c) At any time and from time to time upon not less than 10 days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee. Any such certificate furnished pursuant to this Section may be relied upon by Lessee, any lender, any underwriter and any purchaser of the assets of Lessee.

                  (d) If Company or Lessor proposes to include in any submission or filing with its lender, stock exchange or the SEC, Consolidated Financials of Lessee delivered or required to be delivered hereunder and the consent of Lessee's auditor is required for such inclusion, Lessee shall use commercially reasonable efforts to cause its auditor to deliver promptly to Lessor the auditor's consent, in the form required, to the inclusion in the submission or filing of the Consolidated Financials (including the report of the auditor, if the Consolidated Financials to be included are audited). Lessee shall reasonably cooperate with Lessor regarding Lessee's auditor's compliance with such requests with the purpose of minimizing costs and delays. Lessee shall reasonably cooperate with all requests made by its auditor, Lessor or the SEC to promptly provide to the auditor, Lessor or SEC such information or documents, including consents and representation letters, as may be necessary or desirable in connection with the preparation, delivery, audit or inclusion in SEC filings, submissions or other public documents, of information, including financial information, related to the Leased Property, the operation and financial results of the Leased Property, and the financial results and condition of the Lessee. Without limiting the foregoing, the information shall be sufficient to permit the preparation of a Management's Discussion and Analysis of Results of Operations and Financial Condition with respect to the Lessee as may be required to be included in reports and documents filed by the Company with the SEC. Lessee shall not be obligated to incur material additional expense to prepare any reports or information not specifically provided for herein that Lessor or Company may be required or elect to file with the SEC, and such material additional third-party costs shall be paid or reimbursed by Lessor.

                                     ARTICLE
                                       23

         23.1. Regular Meetings; Lessor's Right to Inspect.

                  (a) Lessee agrees that the regional manager, the general manager, the director of marketing/sales, and the chief engineer for the Facility will meet with Lessor and its representatives on a monthly basis at the Facility throughout each Lease Year in order to discuss all aspects of the management, maintenance and operation of the Facility. If agreed upon by Lessor and Lessee, such meetings may be held by conference call.

                  (b) Lessee shall permit Lessor and its authorized representatives, which may include auditors, underwriters and rating agencies, as frequently as reasonably requested by Lessor to (i) inspect the Leased Property and Lessee's accounts and records pertaining thereto, including general accounting records, corporate records and agreements relating to the operations of the Leased Property and Lessee's financial condition, and make copies thereof, and (ii) conduct audits, all during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee. In conducting such inspections Lessor shall not unreasonably interfere with the conduct of Lessee's business at the Leased Property.

                  (c) Lessee will, on a space available basis, provide customary gratuitous accommodations to Lessor and its representatives in connection with all such meetings and inspections.

                                     ARTICLE
                                       24

         24.1. No Waiver.

                  No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                     ARTICLE
                                       25

         25.1. Remedies Cumulative.

                  To the extent permitted by law but subject to Article 39 and any other provisions of this Lease expressly limiting the rights, powers and remedies of either Lessor or Lessee, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy, and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                    ARTICLE
                                       26

         26.1. Acceptance of Surrender.

                  No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                     ARTICLE
                                       27

         27.1. No Merger of Title.

                  There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and
(b) the fee estate in the Leased Property.

                                     ARTICLE
                                       28

         28.1. Conveyance by Lessor.

                  Lessor shall have the unrestricted right to mortgage or otherwise convey the Leased Property to a Holder. If Lessor conveys the Leased Property in accordance with the terms hereof other than to a Holder, and the grantee or transferee of the Leased Property expressly assumes in writing all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner. If Lessee is not reasonably satisfied that the new owner is a capable, reliable and qualified Person of good reputation and character, Lessee may terminate this Lease upon sixty (60) days' Notice to Lessor given within thirty (30) days after Lessee receives Notice of such conveyance.

         28.2. Lessor May Grant Liens.

                  (a) Subject to Section 7.2, without the consent of Lessee, Lessor may from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement upon the Leased Property, or any portion thereof or interest therein, or upon Lessor's interest in this Lease, whether to secure any borrowing or other means of financing or refinancing. This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Leased Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are herein called the "Mortgage"), provided that the Mortgage and all security agreements delivered by Lessor in connection therewith shall be subject to Lessee's rights under this Lease to receive all Gross Revenues of the Facility prior to the earlier of the occurrence of an Event of Default or the date that this Lease is terminated by the Holder of the Mortgage in the exercise of its remedies thereunder. In confirmation of such subordination, Lessee shall, at Lessor's request, promptly execute, acknowledge and deliver any instrument which may be required to evidence subordination to any Mortgage and attornment to the Holder thereof and its successors and assigns, provided Lessee receives customary and reasonable non-disturbance protection while it is not in default hereunder. The Lessee shall comply with any material covenants with respect to the Lessee contained in such instrument of subordination. In the event of Lessee's failure to deliver such subordination and if the Mortgage does not change any term of the Lease, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable.

                  (b) Lessee shall, upon the request of Lessor or any existing or future Holder, (i) provide Holder with copies of all licenses, permits, occupancy agreements, operating agreements, leases, contracts and similar agreements reasonably requested in connection with any existing or proposed financing of the Leased Property, and (ii) execute, or cause the Manager or any relevant Affiliate to execute, such estoppel agreements and collateral assignments with respect to the Facility's liquor license and any of the other aforementioned agreements as Holder may reasonably request in connection with any such financing, provided that no such estoppel agreement or collateral assignment shall in any way affect the Term or affect adversely in any material respect any rights of Lessee under this Lease.

                  (c) No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of any of Lessee's obligations hereunder (including, without limitation, its obligation to pay Rent) or to terminate this Lease, shall result in a release or termination of such obligations of Lessee or a termination of this Lease unless:
(i) Lessee shall have first given written notice of Lessor's act or failure to act to the Holder, specifying the act or failure to act on the part of Lessor which would give basis to Lessee's rights; and (ii) the Holder, after receipt of such notice, shall have failed or refused to correct or cure the condition complained of within a reasonable time thereafter (in no event less than sixty
(60) days), which shall include a reasonable time for such Holder to obtain possession of the Leased Property, if possession is reasonably necessary for the Holder to correct or cure the condition, or to foreclose such Mortgage, and if the Holder notifies the Lessee of its intention to take possession of the Leased Property or to foreclosure such Mortgage, and correct or cure such condition. If such Holder is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction or any bankruptcy, debtor rehabilitation or insolvency proceedings involving Lessor from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, provided, however, that the Lease shall continue to be in full force and effect, the times for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition.

                  (d) Lessee shall deliver by notice delivered in the manner provided in Article 30 to any Holder who gives Lessee written notice of its status as a Holder, at such Holder's address stated in the Holder's written notice or at such other address as the Holder may designate by later written notice to Lessee, a duplicate copy of any and all notices regarding any default which Lessee may from time to time give or serve upon Lessor pursuant to the provisions of this Lease. Copies of such notices given by Lessee to Lessor shall be delivered to such Holder simultaneously with delivery to Lessor. No such notice by Lessee to Lessor hereunder shall be deemed to have been given unless and until a copy thereof has been mailed to such Holder.

                  (e) At any time, and from time to time, upon not less than ten
(10) days' notice by a Holder to Lessee, Lessee shall deliver to such Holder an estoppel certificate certifying as to the information required in paragraph (c) of Article 22, and such other information as may be reasonably requested by such Holder. Any such certificate may be relied upon by such Holder.

                  (f) Lessee shall cooperate in all reasonable respects, and as generally described in Section 33.2 of this Lease, with any transfer of the Leased Property to a Holder that succeeds to the interest of Lessor in the Leased Property (including, without limitation, in connection with the transfer of any franchise, license, lease, permit, contract, agreement, or similar item to such Holder or such Holder's designee necessary or appropriate to operate the Leased Property). Lessor and Lessee shall cooperate in (i) including in this Lease by suitable amendment from time to time any provision which may be requested by any proposed Holder, or may otherwise be reasonably necessary, to implement the provisions of this Article and (ii) entering into any further agreement with or at the request of any Holder which may be reasonably requested or required by such Holder in furtherance or confirmation of the provisions of this Article; provided, however, that any such amendment or agreement shall not in any way affect the Term nor affect adversely in any material respect any rights of Lessor or Lessee under this Lease.

                                     ARTICLE
                                       29

         29.1. Quiet Enjoyment.

                  So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace and/or cure periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor and not claiming by, through or under Lessee, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee in writing or provided for herein. Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                     ARTICLE
                                       30

         30.1. Notices.

                  All notices, demands, requests, consents, approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served or mailed (by express or overnight mail, courier, or registered or certified mail, return receipt requested and postage prepaid), (i) if to Lessor at 306 Royal Poinciana Way, Palm Beach, Florida 33480, Attention:
Mr. Jeffrey H. Fisher, and (ii) if to Lessee at 8100 E. 22nd Street North, Building 500, Wichita, Kansas 67226, Attention: Mr. B. Anthony Isaac, or to such other address or addresses as either party may hereafter designate. Personally delivered Notices shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. Mail system or with a recognized overnight mail courier, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.

                                     ARTICLE
                                       31

         31.1. Appraisers.

                  If it becomes necessary to determine the fair market value or fair market rental of the Leased Property for any purpose of this Lease, then, except as otherwise expressly provided in this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within 10 days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five years experience in the State appraising property similar to the Leased Property, shall, within 10 days after the date of the Notice appointing the second appraiser, proceed to appraise the Leased Property to determine the fair market value or fair market rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers are appointed and if the difference between the amounts so determined does not exceed 5% of the lesser of such amounts, then the fair market value or fair market rental shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined exceeds 5% of the lesser of such amounts, then such two appraisers shall have 10 days to appoint a third appraiser. If no such appraiser shall have been appointed within such 10 days or within 60 days of the original request for a determination of fair market value or fair market rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market value or fair market rental within 30 days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the fair market value or fair market rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                     ARTICLE
                                       32

         32.1. Lessee's Right to Cure.

                  Subject to the provisions of Article 39, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor as provided in Article 39, without waiving or releasing any obligation hereunder, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Article 32 shall survive the termination of this Lease with respect to the Leased Property.

                                     ARTICLE
                                       33

         33.1. Miscellaneous.

                  Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease is based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at and limited to the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.

         33.2. Transition Procedures.

                  Upon any expiration or termination of the Term, Lessor and Lessee shall do the following and, in general, shall cooperate in good faith to effect an orderly transition of the management or lease of the Facility. The provisions of this Section 33.2 shall survive the expiration or termination of this Lease until they have been fully performed. Nothing contained herein shall limit Lessor's rights and remedies under this Lease if such termination occurs as the result of an Event of Default.

                  (a) Transfer of Franchise Agreement. The Franchise Agreement shall be assigned, at Lessor's option, effective on the termination date, without fee, cost, or penalty, and without the imposition of a product improvement (or similar) plan, to (i) Lessor, (ii) JF Hotel, Inc. or an Affiliate of JF Hotel, Inc., or (iii) another designee of Lessor of good reputation and with experience in operating hotels.

                  (b) Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facility (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for all Licenses, including Lessee (or its Affiliate) continuing to operate the liquor operations under its licenses with Lessor agreeing to indemnify and hold Lessee (or its Affiliate) harmless as a result thereof except for the gross negligence or willful misconduct of Lessee; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

                  (c) Leases and Concessions. Lessee shall assign to Lessor or Lessor's nominee simultaneously with the termination of this Agreement, and the assignee shall assume, all leases, contracts, concession agreements and agreements in effect with respect to the Facility then in Lessee's name which are designated by Lessor.

                  (d) Books and Records. To the extent that Lessor has not already received copies thereof, all books and records (including computer and computer-generated records) for the

Facility kept by Lessee pursuant to Section 3.6 (or copies thereof) shall be delivered simultaneously with the termination of this Agreement to Lessor or Lessor's nominee.

                  (e) Receivables and Payables, etc. Lessee shall be entitled to retain all cash, bank accounts and house banks, and to collect all Gross Revenues and accounts receivable accrued through the termination date. Lessee shall be responsible for the payment of Rent, all operating expenses of the Facility and all other obligations of Lessee accrued under this Lease as of the termination date, and Lessor shall be responsible for all operating expenses of the Facility accruing after the termination date.

                  (f) Final Accounting. Lessee shall, within forty five (45) days after the expiration or termination of the Term, prepare and deliver to Lessor a final accounting statement, dated as of the date of the expiration or termination, as more particularly described in Article 22, along with a statement of any sums due from Lessee to Lessor pursuant hereto and payment of such funds.

                  (g) Inventory. Lessee shall insure that the Leased Property, at the date of such termination or expiration, has Inventory of a substantially equivalent nature and amount as exists at the Leased Property on the Commencement Date, and Lessor shall acquire such Inventory from Lessee by paying Lessee the fair market value thereof, calculated on the same basis as the parties determined the fair market value of the Inventory purchased by Lessee on the Commencement Date.

                  (i) Option to Purchase Lessee's Personal Property. Upon the expiration or termination of the Term, Lessor shall have the option to purchase Lessee's Personal Property related to the Leased Property at fair market value.

                  (h) Surrender. Lessee shall peacefully and immediately vacate and surrender the Leased Property to Lessor or Lessor's designee, shall turn over all keys to Lessor and Lessor's designee and shall not interfere with Lessor or any new Lessee or Manager.

         33.3. Waiver of Presentment, etc.

                  Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

         33.4. Standard of Discretion.

                  In any provision of this Lease requiring or permitting the exercise by Lessor or Lessee of such party's approval, election, decision, consent, judgment, determination or words of similar import (collectively, an "Approval"), such Approval may, unless otherwise expressly specified in such provision, be given or withheld in such party's sole, absolute and unreviewable discretion. Any Approval which by the terms of this Lease may not be unreasonably withheld shall also not be unreasonably delayed.

         33.5. Action for Damages.

                  In any suit or other claim brought by either party seeking damages against the other party for breach of its obligations under this Lease, the party against whom such claim is made shall be liable to the other party only for actual damages and not for consequential, punitive or exemplary damages.

         33.6. Lease Assumption in Bankruptcy Proceeding.

                  If an Event of Default occurs and Lessee has filed or has had filed against it a petition in bankruptcy or for reorganization or other relief pursuant to the federal bankruptcy code, Lessee shall promptly move the court presiding over the proceeding to assume the Lease pursuant to 11 U.S.C. ss.365, without seeking an extension of the time to file said motion.

         33.7. Intra-Family Transfers.

                  Lessee acknowledges that Lessor may transfer legal title to the Leased Property one or more times to Affiliates of the Lessor in which Innkeepers USA Limited Partnership or the Company owns a majority interest (each, an "Affiliated Lessor"). Lessee hereby consents to such transfers provided that, in each case, this Lease is assumed by the Affiliated Lessor in its entirety and without modification, except to the extent that Lessor, or the Affiliated Lessor that then owns the Leased Property, specifically retains any obligations accrued through the date of transfer hereunder. Lessee covenants that in connection with such transfers, Lessee will execute and deliver to Lessor, the Affiliated Lessor and/or their representatives appropriate estoppels and other documentation requested by them, including an amendment to this Lease, for the purposes of reflecting and acknowledging the Affiliated Lessor's interests as lessor hereunder.

                                     ARTICLE
                                       34

         34.1. Memorandum of Lease.

                  Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

                                     ARTICLE
                                       35

                             (Intentionally Omitted)

                                     ARTICLE
                                       36

         36.1. Lessor's Option to Terminate Lease; Lessee's Limited Rights of First Offer.

                  (a) In the event Lessor enters into a bona fide contract to sell the Leased Property to a non-Affiliate other than Lessee or an Affiliate of Lessee, or in the event of a Tax Law Change resulting in Lessor's determination to terminate this Lease and the Other Leases, then in either such event Lessor may terminate the Lease by giving not less than sixty (60) days prior Notice to Lessee of Lessor's election to terminate the Lease upon the closing under such contract or upon a date specified by Lessor which is on or after the effective date of the Tax Law Change. Effective upon such date, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease and all Rent including Percentage Rent and Additional Charges shall be adjusted as of the termination date.

                  (b) As compensation for the early termination of its leasehold estate under this Article 36 because of a sale of the Leased Property, Lessor shall not more than one (1) year prior to the anticipated termination date of the Lease and in any event within ninety (90) days of the closing of such sale, either (i) pay to Lessee the "Termination Fee" (as defined below) or (ii) offer to lease to Lessee one or more substitute suite hotel facilities pursuant to one or more leases that would create for the Lessee leasehold estates that have an aggregate fair market value of no less than the fair market value of the original leasehold estate (a "Comparable Lease"), such value to be determined as of the closing of the sale of the Leased Property. Lessee's acceptance of the Comparable Lease shall not be unreasonably withheld. If Lessee rejects the Comparable Lease, Lessor shall pay the Termination Fee to Lessee. In the event Lessor and Lessee are unable to agree upon the fair market value of an original or replacement leasehold estate, it shall be determined by appraisal using the appraisal procedure set forth in Article 31.

                  (c) As compensation for the early termination of its leasehold estate under this Article 36 because of a Tax Law Change, (i) Lessor shall, not more than one (1) year prior to the anticipated termination date of the Lease and in any event within ninety (90) days of such termination, pay to Lessee the Termination Fee and (ii) prior to the anticipated termination date and effective on the date thereof, Lessor and Lessee (or an Affiliate of Lessee) shall enter into a new management agreement for the Facility for a term equal to the remaining term of the Lease and a management fee equal to three percent (3%) of gross revenues, and containing other terms consistent with those for comparable hotels. The fair market value of such new management agreement shall be credited against the payment made by Lessor to Lessee pursuant to clause (i) of the immediately preceding sentence. In calculating such fair market value, fees payable under the new management agreement shall be projected for the remaining term of the Lease on the basis which is most reasonable under the circumstances. In the event Lessor and Lessee are unable to agree on any provisions of the new management agreement, the matter shall be referred to arbitration as provided for in Article 40 hereof.

                  (d) (i) For the purposes of this Section, fair market value of the leasehold estate means, as applicable, an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for Lessee's leasehold estate under this Lease or an offered replacement leasehold estate. In computing fair market value of a leasehold estate and a new management agreement, the appraiser shall discount all future income and fees to the then present value at a rate equal to the Prime Rate plus 2% per annum.

                           (ii) The Termination Fee shall equal the "Net Present
Value" (as defined below) of the "Lessee Leakage" (as defined below) for (a) the remaining Lease Years of the Term or, (b) if the termination occurs less than five Lease Years from the end of the Term, the remaining Lease Years in the Term plus one year (the "Determination Period"). "Lessee Leakage" for any Lease Year is defined as the net operating income of the Facility, determined in accordance with GAAP and as if no Management Agreement existed, less Rent paid and payable hereunder. The "Net Present Value" of the Lessee Leakage for the Determination Period shall be determined by (A) averaging the Lessee Leakage actually realized by Lessee for the three most recently ended Lease Years (or all full Lease Years if less than three full Lease Years have elapsed since the Commencement Date) (the "Valuation Period"), (B) averaging the CPI determined under Section 3.1(e) for each Lease Year in the Valuation Period (the "Average CPI Increase"), (C) assuming that Lessee Leakage in the first Lease Year of the Determination Period is the average Lessee Leakage (as determined under subsection (A) above) plus the Average CPI Increase and that the Lessee Leakage in each subsequent Lease Year in the Determination Period is the deemed Lessee Leakage for the previous Lease Year increased by the Average CPI Increase, (D) discounting the deemed Lessee Leakage in each Lease Year of the Determination Period to then-present value at a rate of twelve percent (12%) per annum and (E) aggregating the sum of such present values.

                  (e) In the event that Lessor terminates this Lease upon less than sixty (60) days written notice pursuant to the provisions of this Article 36 or pursuant to any other provisions of this Lease except for the provisions allowing Lessor to terminate this Lease under Articles 14 or 15 or upon the occurrence of an Event of Default, the parties agree that on and after the effective date of such termination, hotel personnel employed by Lessee immediately prior to the effective date of termination will either be employed by Lessor or its designee, or Lessor or its designee will take such other action with respect to their employment, which may include notification of the prospective termination of their employment, so as, in any case, to insure that Lessee does not incur any liability pursuant to the WARN Act. In that event, Lessor hereby agrees to defend, indemnify and hold harmless Lessee from and against any and all manner of claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) relating to or arising from Lessor's breach of this covenant, including, without limitation, any liability, costs and expenses arising out of asserted or actual violation of the requirements of the WARN Act. Further, Lessor or its designee shall assume all COBRA liabilities and COBRA obligations to the Facility's personnel, which Lessee shall or may incur in connection with such termination of this Lease, and Lessor hereby agrees to defend, indemnify and hold harmless Lessee from and against any and all manner of claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) relating to or resulting from Lessor's breach of the foregoing covenant with respect to COBRA matters, including, without limitation, any liability, costs and expenses arising out of any asserted or actual violation of the requirements of the COBRA any legislation. Upon Lessor's written request to Lessee, Lessee shall take all action that is reasonable to notify, advise and cooperate with Lessor in order to assist Lessor in complying with the WARN Act or COBRA legislation and to mitigate Lessor's expense or liability with respect to the WARN Act and COBRA legislation.

                  (f) If Lessor determines to sell the Facility, Lessee shall first offer to negotiate Lessee's purchase of the Facility by providing written notice (the "Offer Notice") of its intention to sell the Facility. If Lessee responds in writing within ten (10) days of receipt of the Offer Notice that it wishes to pursue negotiations for the purchase of the Facility, Lessee and Lessor shall, in the forty (40) day period after Lessee's receipt of the Offer Notice (the "Negotiation Period"), negotiate the price and other terms of a sale of the Facility to Lessee and enter into definitive documentation with respect thereto. Such documentation shall provide for a closing no later than three (3) months after Lessee's receipt of the Offer Notice and shall contain such other terms and conditions as are acceptable to both the Lessee and the Lessor. If Lessee does not respond to the Offer Notice within ten (10) days, or if Lessee and Lessor have not entered into definitive documentation with respect to a sale within the Negotiation Period, Lessor shall be free to offer the Facility for sale to any other party and, subject to Section (a), (b) and (d) above, close any such sale. Notwithstanding the foregoing, Lessor shall not be obligated to comply with this Subsection (e) if (i) the sale contemplated by the Lessor includes ten (10) or more of the hotels leased by Lessee or its Affiliates pursuant to this Lease or Other Leases with Lessor or its Affiliates or (ii) an Event of Default shall have occurred and, if curable hereunder, shall not have been cured.

                                     ARTICLE
                                       37

         37.1. Compliance with Franchise Agreement.

                  To the extent any of the provisions of the Franchise Agreement impose a greater obligation on Lessee than the corresponding provisions of the Lease, then Lessee shall be obligated to comply with, and to take all reasonable actions necessary to prevent breaches or defaults under, the provisions of the Franchise Agreement, except to the extent that Lessee is prevented from complying with the Franchise Agreement because of Lessor's breach of its obligations to comply with Article 38. It is the intent of the parties hereto that Lessee shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the Term. Lessee shall not terminate or enter into any modification of the Franchise Agreement without in each instance first obtaining Lessor's written consent. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary to obtain a franchise extension or modification or a new franchise for the Leased Property, and in any transfer of the Franchise Agreement to Lessor or any designee thereof or any other successor to Lessee upon the termination of this Lease.

                                     ARTICLE
                                       38

         38.1. Capital Expenditures.

                  (a) Lessor shall be obligated to make available to Lessee an amount equal to 4% of Room Revenues from the Facility during each Lease Year ("Capital Expenditures Allowance"). Upon written request by Lessee to Lessor stating the specific use to be made and subject to the approval thereof by Lessor, which approval shall not be unreasonably withheld, such funds shall be made available by Lessor for Capital Expenditures set forth in the Capital Budget; provided, however, that no Capital Expenditures shall be made to purchase property (other than "real property" within the meaning of Treasury Regulations Section 1.856-3(d)), to the extent that doing so would cause the Lessor to recognize income other than "rents from real property" as defined in
Section 856(d) of the Code. Lessor's obligation shall be cumulative, but not compounded, and any amounts that have accrued hereunder shall be payable in future periods for such uses and in accordance with the procedure set forth herein. Lessee shall have no interest in any accrued obligation of Lessor hereunder after the termination of this Lease. All Capital Improvements shall be owned by Lessor subject to the provisions of this Lease.

                  (b) Lessor's obligation with respect to Capital Expenditures shall be limited to amounts available in the Capital Expenditures Reserve. No arbitration resulting from the failure of Lessor and Lessee to agree on the Capital Budget shall increase Lessor's obligation for Capital Expenditures beyond the amount set forth in the immediately preceding sentence.

                  (c) Unless the Lessor and Lessee otherwise agree in writing, Lessee shall complete the Capital Improvements set forth on Schedule 9.1(b) by the dates and in the manner described on Schedule 9.1(b).

                                     ARTICLE
                                       39

         39.1. Lessor's Default.

                  It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of 30 days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed a breach if Lessor proceeds within such 30-day period, with due diligence, to cure the failure and thereafter diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay. If Lessor does not cure any such failure within the applicable time period as aforesaid, Lessee may declare the existence of a "Lessor Default" by a second Notice to Lessor. Thereafter, Lessee may forthwith cure the same in accordance with the provisions of Article 32, subject to the provisions of the following paragraph. Lessee shall have no right to terminate this Lease for any Lessor Default and no right, for any such Lessor Default, to offset or counterclaim against any Rent or other charges due hereunder.

                  If Lessor shall in good faith dispute the occurrence of any Lessor Default and Lessor, before the expiration of the applicable cure period, shall give Notice thereof to Lessee, setting forth, in reasonable detail, the basis therefor, no Lessor Default shall be deemed to have occurred and Lessor shall have no obligation with respect thereto until final adverse determination thereof, whether through arbitration or otherwise; provided, however, that in the event of any such adverse determination, Lessor shall pay to Lessee interest on any disputed funds at the Base Rate, from the date demand for such funds was made by Lessee until the date of final adverse determination and, thereafter, at the Overdue Rate until paid. If Lessee and Lessor shall fail, in good faith, to resolve any such dispute within ten (10) days after Lessor's Notice of dispute, either may submit the matter for determination by arbitration, but only if such matter is required to be submitted to arbitration pursuant to any provision of this Lease, or otherwise by a court of competent jurisdiction.

                                     ARTICLE
                                       40

         40.1. Arbitration.

                  Except as set forth in Section 40.2, in each case specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Section 40.1. The party desiring such arbitration shall give Notice to that effect to the other party, and an arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within thirty (30) days of such notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

         40.2. Alternative Arbitration.

                  In each case specified in this Lease for a matter to be submitted to arbitration pursuant to the provisions of this Section 40.2, Lessor shall be entitled to designate any nationally recognized accounting firm with a hospitality division of which Lessor or an Affiliate of Lessor is not a significant client to serve as arbitrator of such dispute within fifteen (15) days after written demand for arbitration is received or sent by Lessor. In the event Lessor fails to make such designation within such fifteen (15) day period, Lessee shall be entitled to designate any nationally recognized accounting firm with a hospitality division of which Lessee or an Affiliate of Lessee is not a significant client to serve as arbitrator of such dispute within fifteen (15) days after Lessor fails to timely make such designation. In the event no nationally recognized accounting firm satisfying such qualifications is available and willing to serve as arbitrator, the arbitration shall instead be administered as set forth in Section 40.1.

         40.3. Arbitration Procedures.

                  In any arbitration commenced pursuant to Sections 40.1 or 40.2, a single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law. Upon the failure of either party (the "non-complying party") to comply with his decision, the arbitrator shall be empowered, at the request of the other party, to order such compliance by the non-complying party and to supervise or arrange for the supervision of the non-complying party's obligation to comply with the arbitrator's decision, all at the expense of the non-complying party. To the maximum extent practicable, the arbitrator and the parties, and the AAA if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days of the filing of such dispute. The fees and expenses of the arbitrator shall be shared equally by Lessor and Lessee except as otherwise specified above in this Section 40.3. Unless otherwise agreed in writing by the parties or required by the arbitrator or AAA, if applicable, arbitration proceedings hereunder shall be conducted in the State. Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position and the arbitrator shall have access to and right to examine all books and records of Lessee and Lessor regarding the Facility during the arbitration.

                            [Signature Page follows]

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized representatives as of the date first above written.

                                    LESSOR:
                                    -------

                                    INNKEEPERS SUMMERFIELD GENERAL, L.P., a
                                    Virginia limited partnership

                                    By: Innkeepers Financial Corporation IV,
                                        a Virginia corporation, its General
                                        Partner

                                        By:
                                           -------------------------------------
                                           Jeffrey H. Fisher
                                           President

                                    LESSEE:
                                    -------

                                    SUMMERFIELD SUITES LEASE COMPANY, L.P.,
                                    a Kansas limited partnership

                                    By: Summerfield Suites Lease
                                        Corporation, a Kansas corporation,
                                        its General Partner

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------